UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Circuit City Stores, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Circuit City Stores, Inc.

9950 Mayland Drive

Richmond, Virginia 23233

Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Circuit City Stores, Inc. will be held on Tuesday, June 24, 2008, at 10:00 a.m., local time, at                                         , for the following purposes:

(1)	Elect four directors to a three-year term and one director to a two-year term;

(2)	Approve the Circuit City Stores, Inc. 2008 Annual Performance-Based Incentive Plan;

(3)	Ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the 2009 fiscal year; and

(4)	Transact any other business that may properly come before the meeting and any adjournments of the meeting, including shareholder proposals to remove directors without cause and repeal any bylaw amendments or new bylaws adopted by the Board of Directors since August 21, 2007.

If you were a shareholder of record at the close of business on April 17, 2008, then you are entitled to vote at our annual meeting and any adjournments of the meeting. You are also cordially invited to attend the meeting. If you plan to attend the meeting in person, please see the information on admission procedures under the heading “May I attend the Annual Meeting?” in the attached proxy statement.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You can vote your shares by completing and returning your WHITE proxy card or by voting through the Internet or by telephone by following the instructions on your WHITE proxy card. For additional details, please see the information under the heading “How do I vote?”

If you have any questions or need assistance in voting your shares, please call or contact our proxy solicitor, Innisfree M&A Incorporated, which is assisting Circuit City, toll-free at (877) 687-1875.

*        *        *        CAUTION        *         *        *

Circuit City has received notices from Wattles Capital Management, LLC seeking to nominate five individuals for election to the Company’s Board of Directors at the Annual Meeting and to propose certain actions with respect to the removal of the current members of the Board of Directors. The Board does not believe that these actions are in the best interests of the Company’s shareholders and strongly urges you not to sign any proxy cards sent to you by Wattles Capital Management, LLC or any other party. If you have previously signed a Wattles proxy card, you can revoke it by voting the WHITE proxy by telephone or the Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

By	Order of the Board of Directors,

Reginald D. Hedgebeth
Senior Vice President, General Counsel and Secretary

May     , 2008

PROXY STATEMENT

THE ANNUAL MEETING

This proxy statement is being furnished to the holders of common stock, par value $0.50 per share, of Circuit City Stores, Inc., a Virginia corporation (“Circuit City,” the “Company,” “we,” “us” or “our”). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at the                                         , on Tuesday, June 24, 2008, beginning at 10:00 a.m. local time, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

The Company has received a notice from Wattles Capital Management, LLC (“Wattles Capital”) that Wattles Capital intends to nominate five individuals that it has selected for election to the Company’s Board of Directors at the Annual Meeting. The Company has received an additional notice from Wattles Capital that Wattles Capital intends to submit two business proposals for consideration at the Annual Meeting. One proposal seeks to remove without cause each member of the Board of Directors (other than any directors that Wattles Capital has nominated and shareholders elect at the Annual Meeting). The other proposal seeks to repeal any amendments to the Company’s bylaws, or any new bylaws, adopted by the Board of Directors between August 21, 2007, and up through and including the date of the Annual Meeting, and also to provide that the Board of Directors may not reinstate or amend any amended bylaw or new bylaw that is repealed by shareholders pursuant to this proposal. The Company, however, has not made any amendments to the bylaws or adopted any new bylaws during that period. You may receive proxy materials from Wattles Capital that solicit your proxy and ask you to support its nominations to the Board of Directors and its two business proposals.

The Company’s Board of Directors has not endorsed any of the nominations that Wattles Capital has indicated that it intends to make. In addition, the Board of Directors has not endorsed either of the two business proposals that Wattles Capital has indicated that it intends to make. As a result, we urge shareholders NOT to sign any proxy card that you may receive from Wattles Capital.

The Company’s Board of Directors urges you to vote for “FOR” our nominees for directors – Carolyn H. Byrd, Alan Kane, J. Patrick Spainhour, Ronald L. Turner and                                         .

We are not responsible for the accuracy of any information provided by or relating to Wattles Capital contained in any proxy solicitation materials that it may file or disseminate or any other statements that it may otherwise make.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

This proxy statement was mailed to holders of our common stock on or about May __, 2008. The Company’s Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxyholders (Bruce H. Besanko, Reginald D. Hedgebeth and John M. Oakey, III) to vote your shares at the Annual Meeting according to the instructions that you provide. If the Annual Meeting adjourns or is postponed, your proxy will be used to vote your shares when the meeting reconvenes.

A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended February 29, 2008, has been mailed to you with this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 24, 2008:

This proxy statement is available on the Company’s investor Web site at http://investor.circuitcity.com. In addition, Circuit City makes available, free of charge on its website, its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports as soon as practicable after electronically filing the material with or furnishing the material to the Securities and Exchange Commission.

May I attend the Annual Meeting?

All shareholders are invited to attend the meeting. It will be held on Tuesday, June 24, 2008, beginning at 10:00 a.m. local time, at                                              .

You will need to present photo identification, such as a driver’s license, and proof of Circuit City stock ownership as of the record date when you arrive at the meeting. If you hold your shares through a bank, broker or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Circuit City stock, such as a bank or brokerage account statement, in order to be admitted to the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Even if you plan to attend the Annual Meeting, please vote your proxy in advance through the Internet, by telephone or by mail.

Who is entitled to vote?

If you are a shareholder of Circuit City common stock at the close of business on the Record Date of April 17, 2008, you can vote. There were 168,806,491 shares of common stock outstanding and entitled to vote on that date. For each matter properly brought before the Annual Meeting, you have one vote for each share that you own.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Circuit City’s transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the “shareholder of record.” The Notice of Annual Meeting of Shareholders, this proxy statement and the Annual Report have been sent directly to you by Circuit City.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting of Shareholders, this proxy statement and the Annual Report have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the “shareholder of record.” As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares using the voting instruction card included in the mailing or by following the instructions on that card for voting by telephone or through the Internet.

How do I vote?

You may vote using any of the following methods:

•

Telephone – You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	Internet – You can vote by visiting the Web site for Internet voting listed on your proxy card. Please have your proxy card available when you go online.

•	Mail – Be sure to sign and date the proxy card and return it in the enclosed postage-paid envelope.

•	In person – You may vote in person at the Annual Meeting.

A valid proxy, if not revoked, will be voted FOR the election of the nominees for director named in this proxy statement, FOR the approval of our 2008 Annual Performance-Based Incentive Plan, FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our 2009 fiscal year, and AGAINST the two proposals, if properly presented at the Annual Meeting, that Wattles Capital has indicated it intends to present, in each case unless you give specific instructions to the contrary, in which event it will be voted in accordance with those instructions.

If your shares are held in “street name” by your broker, do not follow the above instructions. Instead, follow the separate instructions provided by your broker.

The Board recommends that you NOT sign or return any proxy card that may be sent to you by Wattles Capital, even as a protest. Withholding authority to vote for Wattles Capital’s director candidates on a proxy card that Wattles Capital or its affiliates may send you is not the same as voting for the Company’s nominees.

Can I change my vote?

If you are a shareholder of record, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by

•	submitting a new proxy by telephone or Internet, after the date of the earlier voted proxy;

•	returning a signed proxy card dated later than your last proxy;

•	submitting a written revocation to the Secretary of Circuit City Stores, Inc. at 9950 Mayland Drive, Richmond, Virginia 23233; or

•	appearing in person and voting at the Annual Meeting.

If your shares are held in “street name” by your bank, broker or other nominee, you may revoke your proxy or change your vote only by following the separate instructions provided by your bank, broker or nominee.

To vote in person at the Annual Meeting, you must attend the meeting and cast your vote in accordance with the voting provisions established for the Annual Meeting. Attendance at the Annual Meeting without voting in accordance with the voting procedures will not in and of itself revoke a proxy. If your bank, broker or other nominee holds your shares and you want to attend and vote your shares at the Annual Meeting, you must bring a legal proxy signed by your bank, broker or nominee to the Annual Meeting.

What is a “quorum”?

A quorum consists of a majority of the outstanding shares of our common stock, as of the Record Date, present, or represented by proxy, at the meeting. A quorum is necessary to conduct business at the Annual Meeting. Inspectors of election will determine the presence of a quorum at the Annual Meeting. You are part of the quorum if you have voted by proxy. Abstentions count as shares present at the meeting for purposes of determining a quorum. Shares held by brokers that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

How are votes counted?

Our Bylaws provide for a “majority” vote standard for director elections that are not contested. If our director election is not contested at the Annual Meeting, each director will then be elected if the number of votes “for” that director exceeds the number of votes “against.” If a director does not receive enough “for” votes and thus is not elected at the Annual Meeting, the director will continue to serve on the Board as a “holdover director” under Virginia law. To address this, our corporate governance principles provide that a director in this situation shall tender his or her resignation for consideration by the Nominating & Governance Committee and the full Board.

Because we have received a notice from Wattles Capital that it intends to nominate five individuals that it has selected to the Company’s Board of Directors at the Annual Meeting, our election of directors may be contested. Our bylaws provide for a “plurality” vote standard for director elections that are contested. With a “plurality” vote standard, the nominees at the Annual Meeting receiving the greatest number of “for” votes that are cast for the number of director positions available will be elected. There are five director positions that are the subject of elections at the Annual Meeting, and the Company’s nominees for those positions are described in “Proposal One – Election of Directors” below.

The Circuit City Stores, Inc. 2008 Annual Performance-Based Incentive Plan will be approved if the votes cast in favor of the action exceed the votes cast against it.

The appointment of KPMG LLP as the Company’s independent registered public accounting firm will be approved if the votes cast in favor of the action exceed the votes cast against it.

If Wattles Capital properly presents at the Annual Meeting its proposal to remove without cause each member of the Board of Directors (other than any directors that Wattles Capital nominates and shareholders elect at the Annual Meeting), that proposal will be approved and such directors will be removed if the number of votes cast to remove the directors constitute a majority of the votes entitled to be cast at the Annual Meeting.

Any other shareholder proposals will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Abstentions and broker non-votes will not be considered cast either for or against a matter. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Will my shares be voted if I do not provide instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”).

If Wattles Capital solicits proxies for the Annual Meeting, then all items on the agenda for the Annual Meeting will be non-discretionary items for those brokerage accounts solicited by Wattles Capital. As a result, if your shares are held in “street name,” Wattles Capital provides you proxy materials through your broker and you do not provide instructions as to how your shares are to be voted in the election of directors, then your broker or other nominee will not be able to vote your shares. We urge you to provide instructions to your broker or nominee so that your votes may be counted on the important matters being voted on at the Annual Meeting. If Wattles Capital does not solicit proxies from you through your broker, then the election of directors will be a “discretionary” item.

The approval of the Circuit City Stores, Inc. 2008 Annual Performance-Based Incentive Plan and each of the shareholder proposals which Wattles Capital has indicated it will present at the Annual Meeting are “non-discretionary” items.

How are shares held in the Employee Stock Purchase Plan voted?

Participants in the 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan will receive a form to provide voting instructions for the shares of common stock held on each participant’s behalf. If you also own shares as a record holder, you will separately receive proxy materials to vote those shares. Voting instructions should be returned, properly executed, in the envelope provided. Participants in the Employee Stock Purchase Plan may also provide voting instructions by telephone or through the Internet, as described on the proxy card mailed with this proxy statement. Your shares will be voted in accordance with your instructions. If you do not return voting instructions, your shares in your plan account will not be voted.

Who will count the vote?

We have engaged                                          to serve as the inspector of elections for the Annual Meeting.

What does it mean if I get more than one proxy or voting instruction card?

If your shares are registered in more than one name or in more than one account, you will receive more than one card. Please complete and return all of the proxy or voting instruction cards that you receive (or vote by telephone or through the Internet all of the shares on all of the proxy or voting instruction cards received) to ensure that all of your shares are voted.

In addition, as previously noted, Wattles Capital has provided notice that it intends to nominate and solicit proxies to elect five individuals that it has selected to the Company’s Board of Directors at the Annual Meeting. In addition, the Company has received a notice from Wattles Capital that Wattles Capital intends to submit two business proposals for consideration at the Annual Meeting. As a result, you may receive proxy materials and proxy cards from both the Company and Wattles Capital. The Board encourages you to vote each WHITE proxy card that you receive and urges you not to sign or return any proxy card sent to you by Wattles Capital. Note that voting against the Wattles Capital nominees on any proxy card that Wattles Capital may send you will not be counted as a vote for the Company’s nominees and could result in the revocation of any previous vote that you may have cast for management on a WHITE proxy card sent to you by the Company.

Even if you have previously signed a proxy card sent by Wattles Capital, you have a right to change your vote by telephone, by Internet or by signing, dating and returning the WHITE proxy card provided by the Company.

SOLICITATION OF PROXIES

Circuit City is soliciting the proxies solicited by this proxy statement. Circuit City may solicit proxies by mail, telephone, email, Internet, facsimile, press releases and in person. Solicitations may be made by directors, officers and employees of Circuit City, none of whom will receive additional compensation for such solicitations. Circuit City will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares they hold of record. Circuit City will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to customers.

Circuit City has retained Innisfree M&A Incorporated (“Innisfree”), a professional proxy solicitation firm, to assist it in soliciting proxies from brokers, nominees, institutions and individuals. Circuit City has agreed to pay Innisfree customary compensation for its services and reimbursement of out-of-pocket expenses in connection therewith. Circuit City has also agreed to indemnify Innisfree against certain liabilities arising out of or in connection with the engagement. Innisfree estimates it will use approximately              of its employees to assist in the solicitations.

Circuit City estimates that total costs relating to the solicitation of proxies (in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of Circuit City’s regular employees and officers) are currently expected to be approximately $            , including approximately $             in fees payable to Innisfree. To date, Circuit City has incurred expenses of approximately $             associated with communicating with its

shareholders in connection with this proxy solicitation. Actual expenditures may vary materially from this estimate, however, as many of the expenditures cannot be readily predicted. The entire expense of preparing, assembling, printing and mailing this proxy statement and any other related materials and the cost of communicating with Circuit City’s shareholders will be borne by Circuit City.

Appendix A sets forth information relating to the Company’s directors, director nominees, officers and employees who are considered “participants” in the solicitation under the rules of the Securities and Exchange Commission by reason of their position as directors or director nominees or because they may be soliciting proxies on the Company’s behalf.

BENEFICIAL OWNERSHIP OF SECURITIES

Stock Ownership of Directors and Officers

We encourage stock ownership by our directors, officers and employees. The following table sets forth information regarding beneficial ownership of Circuit City’s common stock, as of April 17, 2008, for each director, each of the executive officers named in the Summary Compensation Table on page          (whom we refer to as our named executive officers) and our current directors and executive officers as a group.

	Beneficial Ownership (1)
Name	Option Shares That May Be Acquired within 60 Days after April 17, 2008 (2)	Total Shares of Common Stock Beneficially Owned as of April 17, 2008 (3)	Percent of Class
NAMED EXECUTIVE OFFICERS
Philip J. Schoonover*	520,000	755,000	*	*
Bruce H. Besanko	0	100,000	*	*
Reginald D. Hedgebeth	90,000	160,000	*	*
Peter C. Weedfald ***	20,300	20,300	*	*
Eric A. Jonas, Jr.	119,750	200,030	*	*
Michael E. Foss ***	0	32,442	*	*

DIRECTORS
Ronald M. Brill	8,408	42,727	*	*
Carolyn H. Byrd	11,153	41,392	*	*
Ursula O. Fairbairn	0	23,694	*	*
Barbara S. Feigin	15,986	50,909	*	*
James F. Hardymon	15,986	51,790	*	*
Alan Kane	0	43,724	*	*
Allen B. King	0	32,117	*	*
Mikael Salovaara	15,986	89,827	*	*
J. Patrick Spainhour	0	20,510	*	*
Ronald L. Turner	0	11,046	*	*
Carolyn Y. Woo	12,191	42,349	*	*
All current directors and executive officers as a group (25 persons)	1,325,108	2,702,069	1.63%

*	Mr. Schoonover is also a director.
**	Less than one percent of class, based on the total number of shares of common stock outstanding on April 17, 2008.
***	Former executive officers.
(1)	Unless otherwise noted, each shareholder has sole voting power and sole investment power with respect to the securities shown in the table below.
(2)	Includes shares of common stock that could be acquired through the exercise of stock options within 60 days after April 17, 2008.
(3)	In addition to the option shares described in note (2) above, includes shares of stock held by the named executive officers as follows: Mr. Schoonover, 235,000; Mr. Besanko, 100,000; Mr. Hedgebeth 70,000; Mr. Weedfald, 0; Mr. Jonas, 80,280; Mr. Foss, 0; and all other current executive officers, 560,147.

In addition to the option shares described in note (2) above, includes non-vested restricted stock units, deferred restricted stock units and additional non-vested or deferred units earned as dividends on the restricted stock unit awards held by the directors as follows: Mr. Brill, 8,251; Ms. Byrd, 28,608; Ms. Fairbairn, 15,362; Ms. Feigin, 28,608; Mr. Hardymon, 28,608; Mr. Kane, 28,608; Mr. King, 27,888; Mr. Salovaara, 28,608; Mr. Spainhour, 20,166; Mr. Turner, 8,873; and Ms. Woo, 8,251. Additionally, Ms. Feigin and Mr. Hardymon each have 1,479 stock units that represent deferred stock retainer awards made in fiscal years 2000, 2001 and 2002 in connection with service as a non-employee director.

The restricted stock units and deferred stock units held by the directors are not shares of common stock and have no voting power.

Principal Shareholders

The following table contains information regarding the persons or groups that we know beneficially own more than five percent of our common stock as of April 17, 2008.

	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent of Class
HBK Investments L.P. (1) HBK Services LLC HBK Partners II L.P. HBK Management LLC HBK Master Fund L.P. 300 Crescent Court, Suite 700 Dallas, Texas 75201	15,420,653	9.1
First Pacific Advisors, LLC (2) Robert L. Rodriguez J. Richard Atwood 11400 West Olympic Boulevard, Suite 1200 Los Angeles, California 90064	12,430,000	7.4

	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent of Class
Mark J. Wattles (3) 321 W. 84th Avenue, Suite A Thornton, Colorado 80260	11,044,200	6.5

Wattles Capital Management, LLC

HKW Trust 7945 W. Sahara Avenue, Suite 205 Las Vegas, Nevada 89117

James A. Marcum c/o Tri-Artisan Capital Partners 110 East 59th Street, 37th Floor New York, New York 10022

Elliott Wahle c/o Rustique Home Furnishings 114 Railside Road Toronto, Ontario M3A 1A3

Don R. Kornstein c/o Alpine Advisors LLC 825 Lakeshore Boulevard Incline Village, Nevada 89451

Anthony Bergamo c/o MB Real Estate 335 Madison Avenue, 14th Floor New York, New York 10017

Alexander M. Bond c/o Wattles Capital Management, LLC 7945 W. Sahara Avenue Las Vegas, Nevada 89117

Classic Fund Management Aktiengesellschaft (4) Raetikonstrasse 33 FL-9490 Vaduz, Liechtenstein	9,525,671	5.6

(1)

Information concerning the Circuit City common stock beneficially owned by the persons identified in the table was obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008. According to the Schedule 13G/A, each of HBK Investments L.P. and HBK Services LLC is an investment adviser, each of HBK Partners II L.P. and HBK Management LLC is a holding company and HBK Master Fund L.P. is a partnership. The Schedule 13G/A reports that, as of December 31, 2007, each of these entities has shared voting power and dispositive power with respect to 15,420,653 shares of common stock.

(2)

Information concerning the Circuit City common stock beneficially owned by the persons identified in the table was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008. According to the Schedule 13G, First Pacific Advisors, LLC (“FPA”) is an investment adviser to its various clients, and Messrs. Rodriquez and Atwood are part-owners and managing members of FPA. The Schedule 13G reports that, as of December 31, 2007, each of FPA, in its capacity as investment adviser, Messrs. Rodriquez and Atwood, as a controlling person of FPA, has shared voting power with respect to 5,126,700 shares of common stock and shared dispositive power with respect to 12,430,000 shares of common stock, all of which are owned by FPA’s clients.

(3)

Information concerning the Circuit City common stock beneficially owned by the persons identified in the table was obtained from a Schedule 13D filed with the Securities and Exchange Commission on January 22, 2008, and Schedule 13D/As filed with the Securities and Exchange Commission on February 28, 2008, and March 3,

2008. The Company has received a notice from Wattles Capital Management, LLC (“Wattles Capital”) that it intends to nominate five individuals that it has selected for election to the Company’s Board of Directors at the Annual Meeting. The Company has received an additional notice from Wattles Capital that Wattles Capital intends to submit two business proposals for consideration at the Annual Meeting. One proposal seeks to remove without cause each member of the Board of Directors (other than any directors that Wattles Capital nominates and shareholders elect at the Annual Meeting). The other proposal seeks to repeal any amendments to the Company’s bylaws, or any new bylaws, adopted by the Board of Directors between August 21, 2007 and up through and including the date of the Annual Meeting, and also to provide that the Board of Directors may not reinstate or amend any amended bylaw or new bylaw that is repealed by shareholders pursuant to this proposal. The filings report that, as of February 28, 2008, Wattles Capital owns 10,000,000 shares of common stock, and HKW Trust owns 1,000,000 shares of common stock. Mark J. Wattles is the sole member, manager and owner of Wattles Capital and the settler and sole trustee of HKW Trust and thus may be deemed to have sole voting and dispositive power with respect to 11,000,000 shares of common stock. James A. Marcum, Elliott Wahle, Don R. Kornstein, Anthony Bergamo and Alexander M. Bond are the nominees that Wattles Capital has selected for election to the Company’s Board of Directors at the Annual Meeting. The filings report that, as of February 28, 2008, Mr. Marcum owns 6,200 shares of common stock, Mr. Wahle owns 7,500 shares of common stock, Mr. Kornstein owns 5,500 shares of common stock, Mr. Bergamo owns 15,000 shares of common stock and Mr. Bond owns 10,000 shares of common stock.

(4)

Information concerning the Circuit City common stock beneficially owned by Classic Fund Management Aktiengesellschaft (“Classic Fund Management”) was obtained from a Schedule 13G filed with the Securities and Exchange Commission on January 14, 2008. According to the Schedule 13G, Classic Fund Management is an investment adviser and the trustee of three mutual funds. The Schedule 13G reports that, as of January 8, 2008, in its role as trustee, Classic Fund Management has sole voting power and dispositive power with respect to 9,525,671 shares of common stock, all of which are owned by the mutual funds.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater-than-10% shareholders are required by regulation to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based on our review of the copies of those forms, and any amendments we have received, and written representations from our officers and directors, we believe that all officers, directors and beneficial owners of more than 10% of Circuit City’s common stock complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended February 29, 2008.

INFORMATION CONCERNING

THE BOARD OF DIRECTORS

AND ITS COMMITTEES

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws, as amended. Members of the Board are kept informed of the Company’s business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Board of Directors met seven times during the fiscal year ended February 29, 2008.

Information concerning the current membership of the principal oversight committees of the Board and the number of meetings held during the fiscal year is provided in the tables below.

Each director attended at least 75% of the aggregate number of meetings of the Board and each committee on which the director served.

Ten of the 11 persons who were directors or director nominees on June 26, 2007 attended the 2007 annual meeting of shareholders. Meetings of the Board and its committees are held in conjunction with the annual meeting of shareholders, and all directors and nominees are expected to attend the annual meeting of shareholders.

Each member of the Audit, Nominating & Governance, and Compensation & Personnel Committees is an independent, non-management director. The Chair of each committee reports decisions and recommendations to the full Board.

Audit Committee

Members	Primary Responsibilities	Meetings
Ronald M. Brill, Chair (1) Carolyn H. Byrd J. Patrick Spainhour Ronald L. Turner Carolyn Y. Woo

•   Assist Board oversight of (i) the integrity of our consolidated financial statements, (ii) compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the internal audit function and independent registered public accounting firm

•   Appoint, set compensation of, and oversee work of our independent registered public accounting firm, including pre-approval of audit and permitted non-audit services

•   Periodically consult with management, internal audit and the independent registered public accounting firm about our internal controls

13

(1)	The Board of Directors has determined that Mr. Brill, the committee’s Chairman, is an “audit committee financial expert.”

Nominating & Governance Committee

Members	Primary Responsibilities	Meetings
Mikael Salovaara, Chair (2) Ursula O. Fairbairn Barbara S. Feigin James F. Hardymon Alan Kane Allen B. King	• Identify individuals qualified to become members of the Board • Recommend director nominees • Recommend non-employee director compensation and benefits • Coordinate oversight of management succession planning, evaluation of the Chief Executive Officer, and evaluation of the Board and its Committees • Develop and recommend corporate governance principles to the Board	6

(2)	Mr. Salovaara also serves as the Board’s Lead Director.

Compensation & Personnel Committee

Members	Primary Responsibilities	Meetings
Allen B. King, Chair Ursula O. Fairbairn Barbara S. Feigin James F. Hardymon Alan Kane Mikael Salovaara	• Review and approve the executive compensation philosophy • Review and approve executive compensation programs and awards • Review and recommend to the Board, as applicable, short- and long-term incentive compensation plans • Review and recommend to the independent members of the Board the Chief Executive Officer’s compensation • Review and approve other executives’ compensation • Oversee investment allocations of the funds of the Retirement Plan and performance of fund managers.	11

Corporate Governance Documents

The Board of Directors has adopted a written charter for each of the Audit, Nominating & Governance, and Compensation & Personnel Committees. The Board has also adopted Corporate Governance Guidelines, which set forth the practices of the Board with respect to the directors’ responsibilities and organizational matters, qualification standards, access to management and independent advisors, compensation and stock ownership, and training and information and related matters.

Copies of each of the following documents are available on the Company’s investor information home page at http://investor.circuitcity.com and in print, without charge, to any shareholder who requests them from the Company’s Secretary at Circuit City Stores, Inc., Attention: Corporate Secretary, 9950 Mayland Drive, Richmond, Virginia 23233:

•	Audit Committee Charter

•	Compensation & Personnel Committee Charter

•	Nominating & Governance Committee Charter

•	Corporate Governance Guidelines

•	Global Code of Business Conduct

In addition, you can find information concerning the Company’s strategic planning process, including the Board’s active involvement in the process, on the Company’s investor information home page at http://investor.circuitcity.com.

Global Code of Business Conduct

The Board of Directors has adopted the Global Code of Business Conduct, which is a code of ethics that applies to all members of the Board of Directors and Company employees, including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller. The Company satisfies any disclosure obligations with respect to amendments to or waivers of the Code of Business Conduct by posting the information on the Company’s investor information Web site at http://investor.circuitcity.com.

Independence

A director of the Company is considered “independent” if he or she meets the independence requirements of the New York Stock Exchange. Affiliation with a customer or supplier of goods or services to us is not considered to be material to a determination of a Board member’s independence as long as payments in any fiscal year to or from us do not exceed two percent of the gross revenues of the customer or supplier or $1 million, whichever is greater. Other commercial and business relationships are evaluated by the Board on a case-by-case basis to determine if they constitute a material relationship. Each director and each director nominee is responsible for disclosing to our legal department all relationships with us that should be taken into account when determining the member’s or nominee’s independence. Members of the Audit Committee must also meet separate applicable independence requirements under the rules of the New York Stock Exchange adopted in accordance with the Sarbanes-Oxley Act of 2002.

Based on the foregoing criteria, the Board determined that each of the following directors is independent: Mr. Brill, Ms. Byrd, Ms. Fairbairn, Ms. Feigin, Mr. Hardymon, Mr. Kane, Mr. King, Mr. Salovaara, Mr. Spainhour, Mr. Turner and Ms. Woo.

Each member of the Audit, Compensation & Personnel and Nominating & Governance Committees satisfies the standards of independence for members of such Committees established under applicable law and New York Stock Exchange listing requirements. The Board of Directors has determined that each member of the Audit Committee is “independent” as defined in the applicable listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Brill qualifies as an audit committee financial expert as defined by Securities and Exchange Commission regulations.

Review of Related Person Transactions

The Board of Directors adopted a Related Person Transactions Policy for the review, approval or ratification of transactions involving the Company and a “Related Person.” The term “Related Person” includes directors, director nominees, executive officers and five percent or greater shareholders and beneficial owners. In addition, any immediate family members or any firm, corporate or other entity in which one of these people is employed or is a general partner or principal would be a related person.

Under the policy, our legal department requests information from directors and executive officers to identify Related Persons. The information is used to identify any transaction or series of transactions in which the Company is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest. Proposed or existing transactions that are identified are submitted to the Board of Directors for consideration. Based on all the relevant facts and circumstances, the Board will determine whether or not to approve a transaction and will approve only those transactions that are in the best interests of the Company. If we become aware of an existing transaction that was not approved under this policy, it will be referred to the Board who will consider all alternatives, including ratification, amendment or termination of the transaction.

We did not have any transactions with a Related Person in our 2008 fiscal year.

Additional Information about the Compensation & Personnel Committee

The Compensation & Personnel Committee uses a consultant from Towers Perrin HR Services to obtain information about market competitiveness, trends and industry compensation practices. Towers Perrin also advises the Compensation & Personnel Committee on the design of our long-term incentive compensation programs. Towers Perrin is engaged by the Compensation & Personnel Committee and reports to the Compensation & Personnel Committee. The compensation consultant attended all of the Compensation & Personnel Committee meetings in the 2008 fiscal year.

Under the terms of the engagement letter between the Compensation & Personnel Committee and Towers Perrin, Towers Perrin assists the Compensation & Personnel Committee with the following:

•	Providing the Compensation & Personnel Committee with market data for each senior officer position;

•	Providing the Compensation & Personnel Committee with an independent assessment of management recommendations for changes in the compensation structure and design of individual programs;

•	Attending all regularly scheduled Compensation & Personnel Committee meetings;

•

Supporting the Senior Vice President – Human Resources in ensuring that the Company’s executive compensation programs are designed and administered consistent with the Compensation & Personnel Committee’s requirements; and

•	Providing periodic support to the Chair and the other members of the Compensation & Personnel Committee.

Towers Perrin and the Compensation & Personnel Committee have agreed that no work shall be undertaken for Circuit City outside of the Towers Perrin engagement letter (unless fees are under $5,000) without prior approval of the Compensation & Personnel Committee’s Chair. In this regard, Towers Perrin performed work for management related to analysis of stock-based compensation burn rate and dilution and assisted with preparation of the information shown in the “Potential Payments Upon Termination or Change-in-Control” section of this proxy statement.

The compensation consultant also advised the Nominating & Governance Committee on setting compensation for non-employee directors. Non-employee director compensation is reviewed annually based upon market data gathered by Towers Perrin for a sample of general industry companies with similar revenues, as well as several specialty consumer electronics retailers. Towers Perrin also provides information concerning current trends in director compensation. Following discussion of this data, the Nominating & Governance Committee provides a recommendation to the Board of Directors concerning compensation for the non-employee directors.

Management provides recommendations to the Compensation & Personnel Committee regarding executive compensation plan design and compensation levels for individual senior executives. The Chief Executive Officer and the Chief Financial Officer review Circuit City’s performance goals and financial budget with the Compensation & Personnel Committee for consideration in establishing incentive compensation targets. The Chief Executive Officer is responsible for performance evaluations of the executives who report to him. He communicates the results of those evaluations to the Compensation & Personnel Committee in connection with his recommendations concerning salary increases and pay adjustments for these executives.

For additional information regarding the Compensation Committee, see “Compensation Discussion and Analysis” elsewhere in this proxy statement.

Non-Employee Director Meetings

The non-management directors of the Board meet in executive session at each regularly scheduled Board meeting and at other times, when appropriate. These meetings may include discussion with the Chairman, President and Chief Executive Officer present for a portion of the discussion. The Lead Director generally presides at the meetings of the non-management directors. In addition, the Lead Director undertakes such other responsibilities as the directors may designate, including communicating with the Chairman, President and Chief Executive Officer on behalf of the non-employee directors.

Shareholder Recommendations for Director Candidates

On behalf of the Board, the Nominating & Governance Committee considers director nominees recommended by the Company’s shareholders. In accordance with the Company’s Bylaws, a shareholder who desires to nominate a person to the Board should submit to the Secretary of the Company written notice of his or her intent to make such nomination. That notice must be given either by personal delivery or by United States mail, postage prepaid, not later than 120 days in advance of the Annual Meeting or, with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice must set forth the following items:

•	The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated.

•

A representation that the shareholder is a record holder of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

•

A description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

•

Such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors.

•	The consent of each nominee to serve as a director of the Company if so elected.

The Company’s Board of Directors embraces the principle that diversity in all respects both strengthens its membership and increases its effectiveness. The Board strives to select for its membership highly qualified individuals who are dedicated to advancing the interests of the Company’s shareholders.

When vacancies on the Board occur, the Nominating & Governance Committee seeks individuals who, based on their background and qualifications, can promote this goal in conjunction with the other members of the Board. The Committee actively seeks nominees who will bring diverse talents, experiences and perspectives to the Board’s deliberations. The Committee would evaluate nominees for director proposed by shareholders in the same manner that it evaluates other prospective nominees.

Ronald L. Turner and                             , who are standing for election for the first time at the Annual Meeting, were recommended by the Nominating & Governance Committee.

Communicating with the Board

Interested parties may communicate with the Lead Director, the non-management directors as a group or the Board of Directors by writing to the following:

Lead Director

Circuit City Stores, Inc.

9950 Mayland Drive

Richmond, Virginia 23233

The Board has requested that the Corporate Secretary’s office assist with processing of mail addressed to the Board or addressed to individual directors (other than the Lead Director). Communications are distributed to the Board or to the addressee, with copies to other relevant parties such as committee chairs or the Lead Director. Solicitations, marketing or other unsolicited vendor information will be excluded unless it pertains to a substantive matter.

Concerns may also be communicated to the Board by calling the following confidential, anonymous, toll-free Alertline telephone number: (800) 296-4948. Any concern relating to accounting, internal accounting controls or auditing matters will be referred both to the Chairman and to the Chair of the Audit Committee.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board of Directors currently consists of 12 directors and is divided into three classes with staggered three-year terms. The Board, upon the recommendation of the Nominating & Governance Committee, has nominated Carolyn H. Byrd, Alan Kane, J. Patrick Spainhour, Ronald L. Turner and                             , for election to the Board at the Annual Meeting. Ms. Byrd and Messrs. Kane, Spainhour and Turner presently serve as directors.

The terms of Ms. Byrd and Messrs. Kane and Spainhour will expire at the Annual Meeting, and we are asking shareholders to re-elect each of them for a three-year term. The Nominating & Governance Committee also is asking shareholders to elect                      to a three-year term. Mr. Turner was appointed to the Board in August 2007 and is being presented to shareholders for election for the first time for a two-year term.

Ursula O. Fairbairn, who has served as a director since 2004, is not standing for re-election to the Board when her term expires at the Annual Meeting.

The Board of Directors recommends that the shareholders vote FOR the election of Ms. Byrd and Messrs. Kane, Spainhour, Turner and                             . If you sign and return your proxy card in the enclosed envelope or execute a proxy by telephone or by Internet, the persons named in the enclosed proxy card will vote to elect these five nominees unless you indicate otherwise. Your proxy for the Annual Meeting cannot be voted for more than five nominees.

All of the Company’s nominees have indicated their willingness to serve if elected. If any nominee of the Company is unable or unwilling to serve as a director at the time of the Annual Meeting, then shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate. We do not presently expect that any of the nominees will be unavailable.

If the election of the Company’s director nominees is not contested at the Annual Meeting, each director nominee will then be elected if the number of votes “for” that director exceeds the number of votes “against.” If, however, Wattles Capital nominates five individuals that it has selected for election at the Annual Meeting, the nominees at the Annual Meeting receiving the greatest number of “for” votes that are cast for the number of director positions available will be elected.

Information about the Company’s nominees for election as directors and the other directors of the Company whose terms of office do not expire this year appears below.

Nominees for Election to a Three-Year Term

CAROLYN H. BYRD, 59, Chairman and Chief Executive Officer of GlobalTech Financial, LLC, a financial services company, since 2000. Ms. Byrd was President of Coca-Cola Financial Corporation from 1997 to 2000. She is a director of AFC Enterprises, Inc. Ms. Byrd has been a director of the Company since 2001.

ALAN KANE, 66, Dean of the School of Business and Technology at the Fashion Institute of Technology since 2005. From 1997 to 2006, Mr. Kane was Professor of Retailing at the Columbia Graduate School of Business. Before joining the faculty at Columbia, he spent 28 years in the retailing industry with Federated Department Stores, The May Company, Grossman’s Inc. and a privately held retailer. He is a director of American Eagle Outfitters. Mr. Kane has been a director of the Company since 2003.

J. PATRICK SPAINHOUR, 58, Chief Executive Officer of The ServiceMaster Company, a provider of lawn, housekeeping, pest-control and maintenance services since 2006. He also served as Chairman of The ServiceMaster Company from 2006 to July 2007. Mr. Spainhour served as Chairman and Chief Executive Officer of Ann Taylor Stores Corporation, a specialty retailer of women’s apparel, shoes and accessories, from 1996 to 2005. He is a director of Tupperware Brands Corporation. Mr. Spainhour has been a director of the Company since 2004.

[NOMINEE]

Nominee for Election to a Two-Year Term

RONALD L. TURNER, 61, retired as Chairman, President and Chief Executive Officer of Ceridian Corporation in 2006. Mr. Turner served as Chairman, President and Chief Executive Officer of Ceridian Corporation, an information services company principally operating in human resource, transportation and retail markets, from 2000 until his retirement. He joined a predecessor company of Ceridian Corporation in 1993 and served in a variety of executive roles including executive vice president of operations and chief operating officer. He is a director of The Brink’s Company. Mr. Turner has been a director of the company since August 2007.

Directors Whose Terms Do Not Expire This Year

RONALD M. BRILL, 64, retired as Executive Vice President and Chief Administrative Officer of The Home Depot, Inc. in 2000. Mr. Brill served as Executive Vice President and Chief Administrative Officer of The Home Depot, Inc., a home improvement retailer, from 1995 until 2000 and as a director of the same company from 1987 until 2000. He is a director of Pharmaca Integrative Pharmacy, Inc. Mr. Brill has been a director of the Company since 2002. His present term will expire in 2009.

BARBARA S. FEIGIN, 70, consultant specializing in strategic marketing and branding since 1999. Ms. Feigin served as Executive Vice President, Worldwide Director of Strategic Services and a member of the Agency Policy Council of Grey Global Group, Inc. (formerly Grey Advertising, Inc.), the principal business of which is advertising and marketing communications, from 1983 until her retirement in 1999. She is a director of VF Corporation. Ms. Feigin has been a director of the Company since 1994. Her present term will expire in 2010.

JAMES F. HARDYMON, 73, retired as Chairman of Textron, Inc. in 1999. Mr. Hardymon joined Textron, Inc., a public company that produces aircraft, fastening systems, and industrial components and products, in 1989 as President and Chief Operating Officer. He became Chief Executive Officer in 1992 and assumed the title of Chairman in 1993. He is a director of Lexmark International, Inc. and WABCO Holdings Inc. Mr. Hardymon has been a director of the Company since 1998. His present term will expire in 2009.

ALLEN B. KING, 61, Chairman of Universal Corporation, a corporation with operations in leaf tobacco, since 2003. Mr. King also served as Chief Executive Officer of Universal Corporation, and Chairman and Chief Executive Officer of Universal Leaf Tobacco Company, Inc., international buyers and processors of leaf tobacco, from 2003 until his retirement on March 31, 2008. Prior to his election as Chief Executive Officer, he was Chief Operating Officer for more than five years. He is a director of Universal Corporation. Mr. King has been a director of the Company since 2003. His present term will expire in 2010.

MIKAEL SALOVAARA, 54, Private Investor. Mr. Salovaara is a retired partner from Goldman, Sachs & Co., an investment banking firm, from 1980 to 1991 and from Greycliff Partners, a merchant banking firm, from 1991 to 2002. Mr. Salovaara has been a director of the Company since 1995. His present term will expire in 2009.

PHILIP J. SCHOONOVER, 48, Chairman, President and Chief Executive Officer of the Company. Mr. Schoonover joined the Company in 2004 as Executive Vice President and Chief Merchandising Officer. He was elected President in 2005, Chief Executive Officer in 2006 and Chairman in 2006. Before joining the Company, he served in various positions with Best Buy Co., Inc. from 1995 to 2004, including Executive Vice President – Customer Segments in 2004 and Executive Vice President – New Business Development from 2002 to 2004. Mr. Schoonover has been a director of the Company since 2005. His present term will expire in 2009.

CAROLYN Y. WOO, 54, Dean of the Mendoza College of Business, University of Notre Dame, since 1997. Ms. Woo is a director of AON Corporation and NISource, Inc. Ms. Woo has been a director of the Company since 2001. Her present term will expire in 2010.

2008 NON-EMPLOYEE DIRECTOR COMPENSATION

General

During the 2008 fiscal year, directors who were not employees of Circuit City received a combination of equity-based and cash compensation. Directors who are also employees receive no compensation for service as members of the Board of Directors or Board committees. If a director is elected to fill a vacancy between annual meetings, the director’s cash retainer and equity-based compensation is prorated for the actual period of service.

All cash compensation, and all stock grants in lieu of cash, are paid quarterly on the dates of our regular dividend payments.

Annual Retainer Fees

The cash compensation for non-employee directors includes an annual retainer of $60,000 for service on the Board. The Lead Director receives an additional retainer of $5,000 per year. The Chair of the Audit Committee receives an additional annual retainer of $10,000 per year. The Chair of each of the Compensation & Personnel Committee and Nominating & Governance Committee receives an additional annual retainer of $5,000. If a non-employee director attends less than 75% of the aggregate meetings of the Board and committees on which the director serves during a year, he or she forfeits 50% of the annual cash retainer earned for the year.

Committee Meeting Fees

Committee meeting fees are paid as follows:

•	$1,500 for each day of committee meetings attended that are held in person

•	$750 for each day of committee meetings attended that are held by telephone

No separate fees are paid for Board meetings.

Payment in Stock

Non-employee directors may elect to receive a stock grant in lieu of the retainer, meeting fees or other cash compensation to which the director would otherwise be entitled. The number of shares under the stock grant will equal the amount of fees otherwise payable to the director divided by the fair market value of our common stock on the payment date, rounded to the nearest whole share.

Restricted Stock Units

The non-employee directors’ equity-based compensation for the 2008 fiscal year was a restricted stock unit grant with a fair market value on the date of grant of $100,000, which vests one year from the date of grant. Non-employee directors are not permitted to sell or transfer the shares underlying the restricted stock units granted until the shares are fully vested and the non-employee director ceases to be a director of the Company. Restricted stock units are generally awarded on the date of the annual meeting. Accordingly, on June 26, 2007, the date of the 2007 Annual Meeting of Shareholders, we issued to each of the 10 non-employee directors a retainer grant of 6,481 shares of restricted stock units, which vest on June 26, 2008.

Stock Ownership Guidelines for Directors

In order to further encourage a link between director and shareholder interests, non-employee directors receive more than half of their director compensation in the form of equity, which they are required to hold while they serve on the Board. Within five years of joining the Board of Directors, non-employee directors are expected to own an amount of shares or share equivalents equal to five times the annual retainer. Shares or units held by a director under any deferral plan are included in calculating the value of ownership to determine whether this minimum ownership requirement has been met.

Deferred Compensation

Non-employee directors may defer all or part of the annual retainer and committee meeting fees under a deferred compensation plan. On the last day of the fiscal year, a non-employee director’s deferred cash compensation account is credited with an additional amount equal to the product of (1) the average daily balance credited to the cash deferral account in the plan during that fiscal year and (2) a percentage that is the average of the five-year Treasury Bill rates in effect on the first business day of each fiscal quarter during such fiscal year plus 30 basis points.

Non-employee directors may also defer the restricted stock units awarded to them. Unvested restricted stock units and deferred restricted stock units are credited with additional units equal to the fair market value of the cash dividend payable on the non-vested and deferred restricted stock units listed in the 2008 Director Compensation Table below. The additional units earned become vested at the time the related restricted stock units vest. Ms. Byrd, Ms. Fairbairn, Ms. Feigin, Mr. Hardymon, Mr. Kane, Mr. King, Mr. Salovaara, Mr. Spainhour and Mr. Turner elected to defer the restricted stock units granted to them in the 2008 fiscal year.

Other Compensation

All directors may participate in the Circuit City Foundation’s matching gift program. The Foundation will match charitable contributions up to a total of $10,000 per year for each director.

We pay or reimburse the cost of transportation, lodging and expenses related to Circuit City business and make our aircraft available to transport directors to and from the location of the Board and Committee meetings. On occasion, directors may arrive from or return to a location other than their primary residence or business address due to the timing and schedule for our Board meetings. We calculated the incremental cost to the Company for this travel to other locations when preparing the table shown below. We used the same method described in the notes following the Summary Compensation Table for personal use of corporate aircraft by executive officers.

Directors are covered by our business travel accident insurance policy, which generally covers all employees and directors.

Director Compensation Table

The total compensation of our non-employee directors for the fiscal year ended February 29, 2008 is shown in the following table:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	All Other Compensation ($) (4)	Total ($)

Ronald M. Brill	81,250	114,205	10,000	205,455

Carolyn H. Byrd	73,500	114,205	1,500	189,205

Ursula O. Fairbairn	77,000	112,576	9,935	199,511

Barbara S. Feigin	72,000	114,205	3,250	189,455

James F. Hardymon	71,250	114,205	10,000	195,455

Alan Kane	72,000	114,205	2,150	188,355

Allen B. King	73,500	114,205	0	187,705

Mikael Salovaara	81,250	114,205	10,000	205,455

J. Patrick Spainhour	70,500	114,205	0	184,705

Ronald L. Turner	36,000	52,456	1,000	89,456

Carolyn Y. Woo	72,000	114,205	10,000	196,205

(1)	Amounts include annual retainer, meeting fees, Committee Chair fees and the Lead Director fee. Dollar amounts reflect fees earned as cash compensation, regardless of whether the director has elected to be paid in cash or stock.
(2)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 29, 2008, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payments,” of awards pursuant to the Circuit City Stores, Inc. 2003 Stock Incentive Plan and thus may include amounts from awards granted in and prior to our 2008 fiscal year. See Note to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended February 29, 2008 for a description of assumptions underlying valuation of equity awards. Unlike the amount reflected in the consolidated financial statements, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the director will perform the requisite service to vest in the award.
(3)	The differences in the amounts shown among Board members reflect length of service. Mr. Turner joined the Board in 2007, and Ms. Fairbairn joined the Board in 2005.

The grant date fair value of stock awards in the table for Mr. Brill, Ms. Byrd, Ms. Feigin, Mr. Hardymon, Mr. Kane, Mr. Salovaara and Ms. Woo is as follows: $67,755 with respect to an award of 6,481 restricted stock units on June 26, 2007; $99,994 with respect to an award of 3,720 restricted stock units on June 27, 2006; $79,992 with respect to an award of 4,813 restricted stock units on June 21, 2005; $58,624 with respect to an award of 4,649 restricted stock units on June 15, 2004; and $60,003 with respect to an award of 8,114 restricted stock units on June 15, 2003.

The grant date fair value of stock awards in the table for Mr. Turner includes $52,456 with respect to an award of 8,873 restricted stock units on August 21, 2007. For Ms. Fairbairn, it includes the value of the awards made in 2007, 2006 and 2005, as described above. For Mr. Spainhour, it includes the value of the awards made in 2007, 2006, 2005 and 2004, as described above. For Mr. King, it includes the value of the awards made in 2007, 2006, 2005 and 2004, as described above, and $76,351 with respect to an award of 7,438 restricted stock units on September 1, 2003.

The following chart provides the number of outstanding stock awards for each director listed in the table above as of February 29, 2008:

Name	Unvested Restricted Stock Units*	Vested Deferred Restricted Stock Units*	Deferred Retainer Units	Non-Qualified Stock Options
Brill	8,250	0	0	8,408
Byrd	8,250	20,358	0	11,153
Fairbairn	8,250	7,112	0	0
Feigin	8,250	20,358	1,479	15,986
Hardymon	8,250	20,358	1,479	15,986
Kane	8,250	20,358	0	0
King	8,250	19,637	0	0
Salovaara	8,250	20,358	0	15,986
Spainhour	8,250	11,916	0	0
Turner	9,012	0	0	0
Woo	8,250	0	0	12,191

*	Amounts include additional units earned as dividend equivalents.

We ceased granting non-qualified stock options and deferred retainer units to Directors in 2002. The stock options and deferred retainer units shown in the chart above are fully vested and do not impact the value of stock awards listed in the 2008 Director Compensation Table.

(4)	The incremental cost to the Company of perquisites and other personal benefits for each non-employee director did not exceed $10,000. The amounts in the “All Other Compensation” column to the 2008 Director Compensation Table represent the matching contributions made by the Circuit City Foundation on behalf of directors.

COMPENSATION AND PERSONNEL COMMITTEE REPORT

The Compensation & Personnel Committee of the Board of Directors of Circuit City Stores, Inc. reviews and establishes the compensation program for its executive officers, including the named executive officers included in the summary compensation table of the Company’s proxy statement, and provides oversight of the Company’s compensation program. The Committee specifically discharges Board oversight responsibilities with respect to:

•	the compensation of the Company’s Chief Executive Officer, other executive officers and other key employees;

•	the administration of incentive compensation plans, including stock plans and short- and long-term incentive compensation plans; and

•	the approval, review and oversight of certain other benefit plans of the Company.

A discussion of the principles, objectives, components, analyses and determinations of the Committee with respect to executive compensation is included in the Compensation Discussion and Analysis that follows this Committee report. The specific decisions of the Committee regarding the compensation of the named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

For the fiscal year ended February 29, 2008, the Committee engaged an independent consultant, Towers Perrin Human Resources Services, to assist it in carrying out its responsibilities with respect to executive compensation.

The Committee has reviewed the Compensation Discussion and Analysis and discussed it with the Company’s management and its consultant. Based on this review and discussion, the Compensation and Personal Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended February 29, 2008 and this proxy statement.

Compensation & Personnel Committee

Allen B. King, Chair

Ursula O. Fairbairn

Barbara S. Feigin

James F. Hardymon

Alan Kane

Mikael Salovaara

Date: April     , 2008

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The Compensation & Personnel Committee of our Board of Directors reviews and establishes the compensation program for our executive officers, including the named executive officers in the Summary Compensation Table below, and provides oversight of our compensation program. The Committee consists entirely of non-employee, independent members of our Board and operates under a written charter approved by the Board.

Our executive compensation program consists of base salary and at-risk compensation, both short-term and long-term. The elements of our executive compensation program include base salary, an annual performance-based bonus, long-term incentive awards, retirement programs and perquisites and fringe benefits. The Committee uses a variety of resources, including competitive market data, an independent consultant, tally sheets and our external auditors to make decisions about executive compensation that are consistent with our executive compensation philosophy. The Committee considers our business performance and financial goals and the current industry environment when determining how to apply its executive compensation philosophy to decisions about executive compensation.

We continue to implement our transformation initiatives as we rebuild our company and chart a new strategic course. A significant part of our turnaround effort has been focused on attracting and retaining a strong management team to lead this business transformation and, as described below, our compensation program needs to support this effort. The Board, in consultation with management, continues to set aggressive bonus targets, and the Committee continues to provide programs that motivate our executive team to focus on long-term growth targets and remain with the Company during our transformation. The programs place a significant portion of their compensation at risk and keep incentives aligned with the business challenges and competitive environment.

For the fiscal year ended February 29, 2008, the Committee engaged an independent consultant, Towers Perrin Human Resources Services, to assist it in carrying out its responsibilities with respect to executive compensation.

The following discussion explains the material elements of compensation paid to our named executive officers and provides the material factors underlying our compensation policies and practices. The information in this discussion specifically provides context for the compensation disclosures in the tables that follow it and should be read along with those disclosures.

EXECUTIVE COMPENSATION PHILOSOPHY

General

Our executive compensation program is designed to:

•	align compensation with short-term and long-term business objectives and the interests of our shareholders;

•	attract, motivate, reward and retain executive leadership who will contribute to our long-term success; and

•	reward achievement of high levels of performance that drive long-term business success and enhance shareholder value.

In making decisions concerning executive compensation, the Committee reviews external competitive data prepared by the independent consultant. The total direct compensation opportunity consists of base salary and at-risk incentive compensation, both short-term and long-term, and is targeted at the median of the competitive market data.

At-risk incentive compensation plans are structured to align compensation with performance. In aligning compensation with performance, we consider current business conditions and the need to balance short-term and longer-term results with the ability to attract, motivate, reward and retain an experienced executive team.

The compensation program is designed to reward both individual performance and company performance with regard to established goals and objectives. Specifically, we have used two different financial measures for the short-term and long-term incentive awards in order to maintain focus on both earnings per share and longer-term gains in net operating profit margin. Operating profit margin is earnings from continuing operations before income taxes as percentage of net sales and operating revenues. We have chosen to balance the allocation between annual and long-term incentives to ensure that our executive officers are motivated to achieve both annual and long-term company goals.

As an executive officer’s responsibility within the organization increases, we allocate a higher portion of his or her salary to at-risk compensation. The target percentage of base salary for payment of the annual performance-based bonus increases from 50% or 60% for Senior Vice Presidents to 80% for Executive Vice Presidents and 100% for the Chief Executive Officer. The rationale for these increases is that, as an executive officer moves higher in the organization, a greater portion of his or her annual and cash-based compensation should be at risk.

Market Competitiveness

One purpose of our executive compensation program is to attract, motivate, reward and retain executive leadership who will contribute to our long-term success. The Committee believes that benchmarking is an important consideration in its compensation decisions. Benchmarking allows the Committee to compare our compensation program with the compensation levels and practices in both the general industry and the retail industry and to make corresponding adjustments to the program and its components, as necessary to remain competitive for highly qualified employees.

The Committee has adopted the median level as a benchmark for its compensation decisions because it believes that this level allows the Committee to vary its compensation decisions to higher and lower levels when comparing compensation practices of other companies of similar size, most of which also use a median benchmark level. The Committee therefore defines market competitiveness as the median, or 50th percentile, level of the data for companies of comparable size in both the general industry and the retail industry, based on the compensation surveys that the Committee reviews. As a result, average performance should generally result in a median level of compensation relative to this market data. Likewise, above-average performance should generally result in an above-average level of compensation relative to the median of the market data if we exceed our goals.

The Committee engaged Towers Perrin to review the competitiveness of our executive compensation program for the named executive officers. This review focused on base salary, target total cash compensation (equal to salary plus target bonus), and target total direct compensation (equal to salary plus target bonus plus the annualized, expected value of long-term incentives). Based on a review of the duties of the named executive officers, Towers Perrin matched their positions to various benchmark positions reported in the following two primary surveys:

•	the Towers Perrin’s Executive Compensation Data Bank; and

•	the Hay Total Remuneration Survey – Retail Industry.

The Towers Perrin Executive Compensation Data Bank, which includes more than 500 companies, presents the compensation levels and practices across a broad cross-section of industries, including aerospace/defense and automotive and transportation, chemicals, computer hardware, software and services, consumer products (excluding food and beverage), electronics and scientific equipment, food and beverages, metals and mining, oil and gas, pharmaceuticals, retail and telecommunications. The range of annual revenues of the companies in this survey is generally $1.0 billion to $39.0 billion, with the median at $5.8 billion. While the Committee used the Towers Perrin’s Executive Compensation Data Bank to help set the benchmarks that it uses to determine executive compensation, the Committee is unaware of the identities of the companies underlying the survey.

The Hay Total Remuneration Survey – Retail Industry, which includes more than 70 retailers that participate in the survey, presents the compensation levels and practices solely within the retail industry. The range of annual revenues of the companies in the survey is generally $1.0 billion to $39.0 billion, with the median at $4.5 billion. The Committee is provided with a list of the component companies in the Hay Total Remuneration Survey – Retail Industry, and a copy of the list of the component companies is attached to this proxy statement as Appendix B.

Towers Perrin and our management also collected available data from proxy statements for the following companies to use as secondary information:

Best Buy Co., Inc.	Nordstrom, Inc.
Dillard’s, Inc.	Office Depot, Inc.
The Gap, Inc.	RadioShack Corporation
The Home Depot, Inc.	Sears Holdings Corporation
Kohl’s Corporation	Staples, Inc.
Limited Brands, Inc.	Target Corporation
Lowe’s Companies, Inc.	The TJX Companies, Inc.
Macy’s, Inc. (f/k/a Federated Department Stores, Inc.)	Walgreen Co.

Because it is publicly available, the secondary information is a readily available source of information that the Committee may use from time to time when considering comparative peer group data. The secondary information represents a much smaller sample size, but includes companies in the retail industry and supplements the two surveys above.

In approving compensation matters for the named executive officers, the Committee focuses on the formally prepared Towers Perrin Executive Compensation Data Bank and the Hay Total Remuneration Survey – Retail Industry. The independent consultant develops a blended rate that averages the 50th percentile data from the two surveys for positions that are commonly found in all industries. Towers Perrin does not present a blended rate for positions that are specific to the retail industry – the focus for these positions is the retail-industry survey. In addition to the 50th percentile data, which would correspond with average performance by us, the compensation consultant also presents information at the 75th percentile data, to approximate the compensation levels expected if we exceeded our goals.

The Committee reviews this information primarily to compare the current compensation levels of our named executive officers to the applicable comparative data to analyze where such levels fall in the competitive range for their positions. A compensation decision for a particular executive officer relies on the comparative data for his or her position, as presented above.

The Committee uses the secondary information to review the compensation practices of specific companies in its peer group in order to assist it with the design of certain elements of compensation, including the types of perquisites offered, operating measures for the annual performance-based bonus and vesting criteria for any long-term incentive awards.

Use of Tally Sheets

The Committee uses the information provided in tally sheets as part of its review of our overall executive compensation program. The tally sheets are tables that disclose, for each named executive officer, total direct compensation, equity ownership and potential costs to us under various termination scenarios. The presentation for total direct compensation quantifies each component of the executive officer’s compensation, including current salary, target bonus and the annualized expected value of stock-based long-term incentive awards, and then provides a total compensation number. The tally sheets are prepared by Towers Perrin for the Committee, based on information that it obtains from us.

The tally sheets assist the Committee in understanding all of the components of compensation for each named executive officer and are used to calculate the costs that we could potentially incur under various termination scenarios for each executive officer. While tally sheets help the Committee review our overall executive compensation program, the Committee did not specifically use the tally sheets as a factor in making its compensation decisions with respect to the year ended February 29, 2008.

ELEMENTS OF COMPENSATION PROGRAM

General

Our executive compensation program consists of the following elements:

•	base salary

•	annual performance-based bonus

•	long-term incentive awards

•	retirement programs

•	perquisites and fringe benefits

The elements of our compensation program represent the elements that we have offered successfully in the past in order to attract, motivate, reward and retain highly qualified executive officers. These elements are also standard compensation components of our peer companies and allow us to present an attractive compensation package to each of our named executive officers in comparison with these companies.

Specifically, base salary is designed to provide a specific level of cash compensation that is competitive and appropriate for the executive officer position. The annual bonus is designed to be at-risk and to provide an incentive to executive officers to achieve, and exceed, annual business objectives and goals. Long-term incentive awards are designed to be at-risk, to provide an incentive for executive officers to achieve, and exceed, business objectives and goals over the course of multiple years and to retain executive officers by conditioning these awards with vesting requirements. The retirement program is designed to provide executive officers with an appropriate level of financial security and income, following retirement, relative to their pre-retirement earnings, with a view to attract executive leadership to us. Perquisites and fringe benefits are designed to provide certain personal benefits and to fund certain expenditures that are common among executive officers in many companies, such as financial planning and a car allowance.

Base Salary

Base salary is designed to provide a specific level of cash compensation that is competitive and appropriate for the executive officer position. Individual base salaries are established in relation to benchmark competitive data and are adjusted to recognize the level of responsibility, business performance, individual performance and internal equity.

Through our human resources department, we conduct annually an internal performance evaluation process with respect to our executive officers. Each evaluation focuses on both the individual’s job accountabilities, which will differ by executive officer, and performance against pre-defined objectives and commitments. The Chief Executive Officer evaluates the performance of the named executive officers (except for himself) and reviews the evaluations and proposed base salary increases arising from these evaluations with the Committee. The Committee’s compensation consultant reviews the proposed total compensation for these executive officers with the Committee. The Chief Executive Officer and the Committee then discuss this information and use it to consider any merit-based adjustments to an executive officer’s base salary. The Committee ultimately approves the base salaries, including any adjustments to the proposed amounts. The market data that the Committee reviews from benchmarking assists it with establishing competitive levels of compensation, with a target at the median level of this data, prior to the effect of any merit-based adjustment as described above. Tally sheets do not play a role in salary increases.

As part of the process described above, and as one of its stated responsibilities, the Nominating & Governance Committee of our Board of Directors evaluates the individual performance of the Chief Executive Officer and summarizes the evaluation for the benefit of the Committee. The Committee then discusses this information in executive session and uses it to make any merit-based adjustments to the Chief Executive Officer’s base salary.

In April 2007, the Committee approved the base salaries for the named executive officers for the fiscal year ended February 29, 2008. For Mr. Schoonover, the Committee approved a 2.8% increase in base salary, from $900,000 to $925,000, as a result of the annual performance review. Mr. Schoonover, however, declined to accept the salary increase in light of the Company’s performance for the fiscal year ended February 28, 2007.

For Mr. Hedgebeth, the Committee approved a 10.3% increase in base salary, from $340,000 to $375,000, as a result of the annual performance review and an adjustment based on competitive market data. The Committee approved an additional increase to Mr. Hedgebeth’s base salary to $435,000 in December 2007 in order to make an additional adjustment based on market data. For Mr. Jonas, the Committee approved a 4.5% increase in base salary, from $375,000 to $391,900, as a result of the annual performance review. For Mr. Weedfald, the Committee approved a 2.0% increase in base salary, from $350,000 to $357,000, as a result of the annual performance review.

The Committee took no action with respect to Mr. Foss, as he had already provided notice that he would resign from his position in early 2007. We did enter into a consulting services arrangement with him to complete his role as our principal financial officer for the 2007 fiscal year and help us transition to a new chief financial officer. In consideration for his transition services, we accelerated the vesting of three sets of options, to acquire a total of 65,833 shares of our common stock, that would not have vested by the date of his resignation.

We do not believe that individual performance materially affected the Committee’s salary decisions for the fiscal year ended February 29, 2008.

When hiring or promoting executive officers, the Committee also takes into consideration their compensation levels at their previous employers, the results of competitive market information for the positions they were hired into and their total direct compensation opportunity. The Committee relies on benchmarking, which allows the Committee to review market data for comparable positions. In addition to benchmarking data, the Committee looks at the executive officers’ compensation package with their prior employers. The Committee aims to keep base salary and target bonus for a new or promoted officer consistent with the competitive market information. To the extent that it determines that it needs to offer a more attractive package to a particular officer, either due to additional responsibilities with us or to increasing the chances of having the executive officer leave his or her prior employer, the Committee may use a one-time signing bonus or a stock-based award, or both. This type of award seeks to maintain the level of total direct annual compensation for our executive officers generally at a median level. The overall compensation package for new executive officers is prepared by us and the compensation consultant working together, using the benchmarking analysis that the consultant has prepared.

We hired one of our named executive officers, Mr. Besanko, in July 2007. Using the criteria and analysis described above for hiring executive officers, the Committee approved a base salary of $500,000 per year for Mr. Besanko. In addition, the Committee awarded him options to purchase 200,000 shares of our common stock and 100,000 shares of restricted stock, all vesting over four-year periods. The Committee also awarded Mr. Besanko a bonus for his position as Executive Vice President, as described below, but guaranteed the payment of $400,000 (which is equal to 80% of his base salary) following the end of the 2008 fiscal year. The Committee believes that this guaranteed bonus for his first year with us was appropriate in order to make his compensation package competitively attractive in light of the potential risk involved in joining us during our turnaround period. Mr. Besanko also received the perquisites and benefits that we provide our executive officers.

Annual Performance-Based Bonus

The annual performance-based bonus is designed to be at-risk and to provide an incentive to our named executive officers to achieve, and exceed, annual business objectives and goals. Specifically, short-term incentive compensation is designed to reinforce the relationship between executive pay and our performance each fiscal year.

Our annual bonus is a cash incentive award that is tied to attainment of company goals that, if achieved, would fund the payments under the plan. Executive officers are eligible for target awards in an amount based on a percentage of their base salary. The target levels, which do not change from year to year, for the named executive officers are as follows:

Position	Target bonus percent of base annual salary	Maximum bonus percent of base annual salary
Chief Executive Officer	100%	200%
Executive Vice President (which includes the Chief Financial Officer)	80%	160%
Senior Vice President (who are named executive officers)	60%	120%

The amount paid to individual executive officers under the annual performance-based bonus plan is equal to the executive officer’s base annual salary in effect on December 1st of the applicable fiscal year multiplied by the target bonus percent applicable to his or her job position and multiplied by the performance level that we achieved as a company. If achieved, attainment of performance levels is certified by the Committee following the end of the fiscal year based on actual results in our audited financial statements.

For the 2008 fiscal year, the Committee set the criteria for the company performance level based upon earnings per share results. We believe that this performance measure was appropriate for the annual bonus because it is widely accepted, easily understood, reflects our efforts to grow revenue and takes into account our goal to reduce and leverage expenses. Achievement of this performance goal is determined based on GAAP earnings as reported in our audited financial statements, excluding the effects of any changes in accounting principles. All determinations regarding the achievement of the performance goal are made by the Committee, and expenses related to store and facility closures, if any, are included in the results. Individual performance did not affect the target level for the annual performance-based bonus for the 2008 fiscal year.

The Committee approved two sets of performance levels for the annual performance-based bonus in April 2007, one based on our consolidated results and an alternative based on our results if we sold InterTAN, Inc., which conducts our operations in Canada, during the 2008 fiscal year. Actual payout opportunity for fiscal year 2008 ranged as shown in the table below, with the 100% payout level intended to represent our target performance goal.

	Performance Levels
FY08 Goal	50%	75%	100%	150%	200%
Earnings per share (with InterTAN)	$0.63	$0.68	$0.74	$0.84	$0.95
Earning per share (without InterTAN)(1)	$0.57	$0.62	$0.67	$0.78	$0.88

(1)	This goal would reflect earnings per share, as adjusted, to remove any impact of InterTAN from our results, including the impact of business performance and any gain or loss on its sale.

The performance levels shown above were established in connection with projections made in our annual financial planning process at the beginning of the fiscal year. The Committee approved the performance criteria and target levels within the first 90 days of the fiscal year. The Committee approves new targets under the annual performance-based bonus plan each year.

In August 2007, the Committee recognized that we would not achieve the minimum performance level for the payment of the annual performance-based bonus for the year. While it acknowledged that it could award discretionary bonuses at the end of the year, the Committee also recognized our need to retain proactively our key employees to lead and execute our transformation initiatives. As a result, in order to manage retention issues and continue to motivate the executive officers, the Committee modified the annual performance-based bonus in order to provide for a potential payment based on our earnings per share results for the second half of the fiscal year ended February 29, 2008, instead of the full year. The Committee approved the payment of a percentage of the original target bonus, as described above, if we achieved specific targeted performance levels over that six-month period, based on our performance prospects for that period. Mr. Schoonover declined this change to his proposed bonus in light of his commitment to the company and the transformation process.

Actual payout opportunity for the performance-based bonus, as modified, ranged as shown in the table below.

	Performance Levels
FY08 Goal	50%	63%	75%	138%	200%
Earnings per share	$0.32	$0.40	$0.48	$0.72	$0.96

As a result of the issues that we encountered during our turnaround initiatives, we did not achieve any of the earnings per share targets listed above. The Committee also has the authority to award discretionary bonuses to the named executive officers, which bonuses are separate from the annual performance-based bonus, but it chose not to do so due to the fact that we did not achieve our performance goals. Consequently, none of the named executive officers who were serving as executive officers on the last day of the fiscal year received a bonus, with the exception of Mr. Besanko’s guaranteed bonus specified in his employment agreement.

Long-Term Incentive Awards

The purpose of our long-term incentive awards is to encourage and motivate selected employees to contribute to our successful performance. Long-term compensation consists primarily of stock-based awards. Stock-based awards, whether stock options or shares of restricted stock, may be awarded based on the executive officer’s position, experience and performance. Generally, granting stock-based awards directly links an executive officer’s compensation opportunities with the creation of shareholder value. Stock option grants, in particular, require stock price appreciation in order for executive officers to realize any benefit, thus directly aligning executive officer and shareholder interests. Awards under the plan reward the achievement of high levels of performance.

Our plan of long-term incentive awards also supports the achievement of our primary long-term performance objectives by stimulating the efforts of employees and strengthening their desire to remain with us during our strategic turnaround period. We expected that results would be volatile during this time. Therefore, the long-term incentive plan has been designed to provide a balanced opportunity rewarding both the increase in shareholder value and retention through the award of stock options and restricted stock.

The timing of our long-term incentive awards has varied, and the Committee approves awards as it deems appropriate for our circumstances. Prior to 2003, we made stock-based awards on an annual basis. In order to provide additional incentive to executive officers during its strategic turnaround period, in 2003, we made stock-based awards that were to vest in 2006 if we met certain performance criteria (which we did not).

In 2005, we made stock-based awards that were to vest in annual installments over the next four years. The Committee believes that the vesting requirements were appropriate at this stage of our turnaround in order to recruit and retain highly qualified employees. Executive officers who were employed with us when this program was implemented in June 2005 received equity awards at the following levels based upon their position:

Position	Restricted Stock	Performance Accelerated Restricted Stock	Non-Qualified Stock Options
Chief Executive Officer	100,000	100,000	0	(1)
President	90,000	90,000	340,000
Executive Vice President	65,000	65,000	200,000
Senior Vice President (Management Executive Committee)	35,000	35,000	140,000
Senior Vice President	13,500	13,500	54,000

(1)

At the former Chief Executive Officer’s request, the options that would have been awarded to him were set aside for use in making special awards of restricted stock to employees that were not named executive officers.

We awarded an equal number of shares of restricted stock and performance-accelerated restricted stock under the program as a balance between retaining these executive officers through the end of the vesting period and providing an incentive to drive results above our business plan goals by meeting the criteria for acceleration. Executive officers who were hired or promoted to their current position after June 2005 received awards of a pro-rata number of shares of restricted stock, performance-accelerated restricted stock and stock options. In addition, we have awarded options and restricted stock that are not part of an annual long-term incentive program to newly hired executive officers in connection with their employment offer.

The restricted stock awards under the long-term incentive program will vest 100% on July 1, 2009. The performance-accelerated restricted stock awards under the program will vest on July 1, 2009, with a provision for earlier accelerated vesting based upon attainment of annual operating profit margin at the following levels, which are cumulative:

Operating Profit Margin	Acceleration of Shares
2.3%	25% of shares vest
3.25%	50% of shares vest
4.0%	75% of shares vest
4.5%	100% of shares vest

Operating profit margin is earnings from continuing operations before income taxes as a percentage of net sales and operating revenues, as each is reflected in our annual audited consolidated financial statements. We have not achieved any of the percentages required for accelerated vesting of performance-accelerated restricted stock.

The non-qualified stock options under the long-term incentive program vest at a rate of one-fourth per year from the grant date.

With respect to our equity awards, we have a policy that requires each of our executive officers to retain at least 50 percent of the shares received upon vesting or exercise, after satisfaction of applicable tax liabilities, until the executive officer meets our stock ownership guidelines.

In addition, the restricted stock awards and the performance-accelerated restricted stock awards under the long-term incentive program contain a performance condition applicable to the named executive officers that will prevent shares from vesting unless our stock price has increased to a specified level by the final vesting date for the award. If the stock price is not at the specified level, then the award will remain restricted until it reaches and maintains the required stock price for five consecutive trading days. If that performance condition is not met within three years after the final vesting date, then any shares that had not vested on the final vesting date will be forfeited by the named executive officer. This provision is designed to ensure that the awards are fully deductible for tax purposes when they vest.

In June 2005, the Committee set the stock price target for purposes of vesting its restricted stock awards and performance-accelerated restricted stock awards for its named executive officers at $23, which represented just less than a 50% premium over the stock price at the date of the award. Subsequent awards for new hires and promotions initially maintained this $23 stock price target. The Committee reconsidered this $23 target as our stock price increased in value to that level, thus making the performance condition less meaningful and possibly impacting the deductibility of the awards under Section 162(m) of the Internal Revenue Code. As a result, in June 2006, the Committee reset the stock price target for vesting for future awards at a price equal to 10% higher than the fair market value of the stock on the date of the award.

Upon issuance of the award, the time-based restricted stock and performance-accelerated restricted stock are included in our outstanding shares. Dividends are paid on these shares at the regular dividend rate in effect for our common stock. No dividends are paid on stock options.

In March 2006, upon his promotion to Chief Executive Officer, we awarded Mr. Schoonover non-qualified stock options to acquire 1,000,000 shares of common stock. These stock options will vest one-third on March 1, 2009, one-third on March 1, 2010 and one-third on March 1, 2011. These stock options have a longer vesting period than our normal terms and conditions because this award is designed to provide a long-term incentive to Mr. Schoonover to lead changes in our business that will increase shareholder value. Additionally, the number of shares of common stock underlying the options reflects the Committee’s belief that the Chief Executive Officer should have a significant stake in us as a shareholder. The award of stock options will allow him to acquire shares necessary to achieve his required stock ownership levels.

In July 2007, the Committee awarded Mr. Besanko options to purchase 200,000 shares of our common stock and 100,000 shares of restricted stock, all vesting over four-year periods, in connection with his employment. In addition to the criteria and analysis described above for hiring executive officers, the Committee believed that this award will provide a long-term incentive to him as part of our management team during this turnaround period.

In December 2007, the Committee approved and recommended, and our board of directors approved, a special retention award for our executive officers and other key employees on our leadership team. The purpose of the award was to ensure the stability of our leadership team by providing an incentive for these individuals to remain with us during the period that the award vests. We have been through several years of volatile performance, and our executive officers and other key employees have been implementing a critical strategic plan. However, the turnover in members of our leadership team during the 2008 fiscal year has exceeded industry averages, as three of our executive officers, including Mr. Foss, resigned. We believe that the award is an important component of our compensation package at a time when we are seeking to successfully execute our business strategy.

Each retention award was effective as of January 1, 2008 and vests over a three-year period from that date. The right to receive any amount that has vested is contingent on the officer’s continuous full-time employment with us through the respective vesting date. The officer will forfeit any unvested amounts upon his or her termination of employment, except for termination due to death or permanent disability. For terminations for those reasons, the next amount of the award to vest following such termination will vest effective as of the death or termination for disability, and any remaining unvested amounts will be forfeited.

The named executive officers who received the cash retention award were Messrs. Besanko, Hedgebeth, Jonas and Weedfald. The Committee offered a retention award to Mr. Schoonover, our Chairman, President and Chief Executive Officer, but he declined to participate in the retention plan. The following table sets forth the amounts and vesting dates for the retention award for each of our executive officers by position.

Position	Total Amount	Amount Vesting and Payable on January 1, 2009	Amount Vesting and Payable on January 1, 2010	Amount Vesting and Payable on January 1, 2011
Executive Vice President	$1,000,000	$500,000	$330,000	$170,000
Senior Vice President	$600,000	$300,000	$200,000	$100,000

Also in December 2007, the Committee approved long-term incentive awards to the Chief Executive Officer and each of its Executive Vice Presidents and Senior Vice Presidents under our 2003 Stock Incentive Plan. Similar to its reasons for modifying the annual bonus, the Committee recognized our need to proactively retain our key employees to lead and execute our transformation initiatives in approving the awards. The amounts for each level, except for the Chief Executive Officer, were based on recommendations from our management, using an analysis of competitive market data from Towers Perrin. All of the awards were effective as of January 1, 2008. The awards are in the form of options to acquire shares of our common stock that will vest equally over each of the first three anniversaries of the grant date. The award for the Chief Executive Officer, based on a recommendation from the Committee’s consultant, is an option to acquire 710,000 shares of our common stock, the award for each Executive Vice President, including Mr. Besanko, is an option to acquire 189,000 shares, the award for each Senior Vice President who is on our executive management team, including Messrs. Hedgebeth and Jonas, is an option to acquire 79,000 shares and the award for each Senior Vice President who is not on our executive management team, including Mr. Weedfald, is an option to acquire 73,000 shares. The exercise price for each award was fixed on the grant date, using $4.20, the fair market value of our common stock at the close of business on December 31, 2007.

The Committee currently views long-term incentive awards as a component of an executive officer’s annual compensation package. As a result, the Committee expects to consider the potential timing of these awards on an annual basis, but has not adopted any express plans to do so.

Individual performance did not affect the determination of long-term incentive awards during the fiscal year ended February 29, 2008.

Retirement Programs

Our retirement program is designed to provide executive officers with an appropriate level of financial security and income, following retirement, relative to their pre-retirement earnings. We believe that our retirement program is a valuable tool in attracting and retaining highly qualified employees. The retirement program historically has been reflective of common practices among companies of similar size and structure.

In fiscal year 2005, we substantially froze our pension plan and a related benefit restoration plan for executives. The benefit restoration plan was designed to provide benefits for the senior executive officers who were affected by the Internal Revenue Code limits on benefits provided under a pension plan. It is a non-qualified defined benefit plan. The freezing of the pension plan and the benefit restoration plan were part of the restructuring of the retirement program, which began in 2004. The purpose of the restructuring was to make changes that were more in line with what employees valued, and to provide a more competitive 401(k) plan.

Executive officers who were within 10 years of early or normal retirement under the pension plan in the 2005 fiscal year remained eligible to receive supplemental benefits under the non-qualified benefit restoration plan. Of the current named executive officers, only Mr. Jonas remains eligible for benefits under the benefit restoration plan. He will only receive these benefits if he works for us until retirement.

We replaced the pension plan with an improved employer match under our 401(k) plan and introduced a Supplemental 401(k) Plan to offset the loss of the benefit restoration plan. The Supplemental 401(k) Plan, like the benefit restoration plan, is designed to provide benefits for executive officers affected by the Internal Revenue Code limits on qualified retirement plans. The Supplemental 401(k) plan is designed to mirror the tax-qualified 401(k) plan. It is not designed to provide any additional benefit features to these executives beyond those available under the qualified plan.

The Supplemental 401(k) Plan is an unfunded, non-qualified deferred compensation plan, under which executive officers may defer up to 40 percent of their compensation and are eligible to receive a matching contribution of up to 4 percent of their compensation less any matching contribution received under the tax-qualified 401(k) plan. These deferral and matching contribution percentages are the same as the percentages under our regular 401(k) plan.

Matching contributions are made following the same formula used for safe harbor matching contributions under the qualified plan and the investment choices are substantially equal to those offered in the qualified plan. For fiscal year 2008, Mr. Schoonover, Mr. Foss and Mr. Jonas participated in the Supplemental 401(k) Plan.

Based on its analysis of the secondary information of the competitive market data, the Committee believes that the retirement program in its current form provides a competitive part of our compensation program for attracting and retaining highly qualified executive officers. Specifically, the program is now similar to the structure at many of our competitors.

Perquisites and Fringe Benefits

Perquisites and fringe benefits are designed to provide certain personal benefits and to fund certain expenditures that are common among executive officers in many companies. The Committee believes that this component of compensation is a valuable tool in attracting, motivating, rewarding and recruiting highly qualified employees. In order to remain competitive for these employees in our industry, the Committee considered the secondary information of the competitive market data and selected each of these particular perquisites and fringe benefits in order to maintain a level of parity with the perquisites and fringe benefits that our peer companies offer.

We provide perquisites to the named executive officers as outlined in the chart following the Summary Compensation Table. These benefits may include, specifically, the following items:

•	a car allowance of $858 per month;

•	a financial planning allowance of up to $6,000 per year; and

•	participation in the Officer Evaluation Program, which provides consumer electronics to the executive officer for personal use and evaluation of the merchandise;

•	relocation benefits;

•	merchandise; and

•	other fringe benefits.

The purpose of the Officer Evaluation Program is give our executive officers the opportunity to become familiar with the products that we sell and to evaluate them over a 18- to 24-month period in order to provide longer-term user input for our merchandising department. Each executive officer may use merchandise with a total specified discounted retail value at any give time. At the end of the evaluation process, the executive officer must return the merchandise or purchase it at its then current value. The incremental cost to us for providing this benefit in each year is the sum of the discounted retail prices of all products purchased during the year.

We offer relocation benefits to employees when they join us. In some cases, the relocation benefits offered to the named executive officers are more generous than the relocation benefits that are generally available to other salaried employees.

We incur the cost of travel expenses and merchandise gifts for named executive officers and their spouses in connection with an annual recognition event for our top performing store directors and field personnel. On occasion, we may gross-up the employee’s pay for taxes related to imputed income on these gifts. We consider each of these fringe benefits to be business-related but are reporting them as perquisites to provide full disclosure for investors.

We also provide certain benefits to all employees and/or all full-time employees that are not included as perquisites in the Summary Compensation Table for the named executive officers because they are broadly available. These benefits include health and welfare benefits, an associate discount program on merchandise, adoption assistance, credit union membership, matching gift contributions to qualifying educational and cultural organizations and an employee stock purchase plan.

Additionally, the Chief Executive Officer is allowed limited personal use of our aircraft and may use up to 50 hours per year. He is taxed for his personal use of the aircraft based on a standard industry fare level formula, which equates to roughly the cost of first-class airfare. The aggregate incremental cost of the use of the aircraft for this executive officer is described further under the Summary Compensation Table in the “2008 Executive Compensation” section.

Post-Termination Compensation

Under our employment agreements and certain plan documents, the named executive officers may be entitled to post-termination compensation in certain cases. These provisions are detailed further and quantified in the section of this proxy statement titled “Potential Payments Upon Termination or Change-In-Control.”

We provide these benefits to the named executive officers because we want their focus to be directed toward business objectives and not disrupted by an actual or rumored change-in-control of us. Further, we believe that these provisions are necessary to retain key employees during the volatility of our business turnaround and in light of past situations where we were the target of unsolicited offers to acquire us. In the event that a corporate transaction was being considered, we believe that these provisions would cause the executive officers to act in the best interest of shareholders without undue concern over how a transaction might affect their personal employment.

To ensure this post-termination compensation is reasonable, the Board of Directors has adopted a policy with respect to employment agreements with executive officers that limits benefits payable in the event of a change-in-control. For employment agreements with executive officers entered into after June 21, 2005 (including written amendments to, but excluding automatic renewals of, existing employment agreements), the value of change-in-control severance benefits payable under the agreements, determined as set forth below, may not exceed 2.99 times the sum of the executive officer’s base salary plus the most recent bonus paid to the executive officer (or, if no bonus has been paid to the executive officer in his or her current position, the executive officer’s target bonus at a 100% payout).

Of the named executive officers, Messrs. Besanko and Hedgebeth joined us after this provision was implemented, but it applies to all executive officers who enter into new employment agreements with us.

The following are subject to the 2.99x limit:

•	lump sum severance payments;

•	periodic cash payments;

•	consulting fees (other than fees paid on an hourly or per diem basis for work actually performed);

•	the value of post-termination employee benefit plan and fringe benefit continuation; and

•	additional service credit under our frozen non-qualified defined benefit plan

The value of accelerated vesting of stock options and other long-term incentive awards is not subject to the 2.99x limit, nor is accelerated payment of an amount that would otherwise be due to the executive officer at a later date. We believe that accelerated vesting protects an existing award under a stock incentive plan and does not provide an additional severance benefit. Acceleration of payment is only a timing change, and we do not view it as providing an additional severance benefit.

Because excise taxes may be imposed on a portion of change-in-control benefits in some cases, excise tax reimbursement and gross-up payments may still apply in these situations. Such payments do not increase the after tax value of benefits to the executive officer and, therefore, we do not count them for purposes of our 2.99x limit.

Our employment agreements also provide for severance payments in the event of the executive’s termination. In the event of a termination without cause or termination by the executive for Good Reason, we will provide cash severance in amounts that range from one times base salary and target bonus up to two times base salary and target bonus plus a pro-rata share of target bonus for the fiscal year in which the termination occurs. Other severance provisions include accelerated vesting of stock that would have vested during the then-current term of the agreement, outplacement services and continuation of employee benefits for up to two years.

OTHER COMPENSATION POLICIES AND PRACTICES

Stock Ownership Guidelines

Our stock ownership guidelines require executive officers to hold specific levels of our stock in order to ensure focus on long-term success and shareholder value. The Committee determined the levels of share ownership following a review of the stock ownership practices in the general industry and the retail industry. The Committee elected to express the ownership requirement as a fixed number of shares for each executive officer level based on a consideration of market practices and our long-term incentive program. Since the program was established, the Committee reviews data on the ownership level of individual executive officers in relation to the guidelines and competitive practices to ensure that the program is meeting its objectives.

Consistent with this philosophy, the Committee has implemented stock ownership guidelines for the senior executives as follows:

Job Level	Number of Shares
Chief Executive Officer	325,000
Executive Vice President (which includes Chief Financial Officer and Chief Operating Officer)	165,000
Senior Vice President (Management Executive Committee)	85,000
Senior Vice President	45,000

The guidelines were effective July 1, 2004. Executive officers in their positions at that time have until July 1, 2009 to attain the required minimum level. New executive officers or those promoted into a new position have five years from their date of hire or promotion to attain the required level.

Under the guidelines, non-vested restricted stock and stock options do not count toward ownership until all restrictions lapse or options are exercised. Each year, the Committee evaluates management’s progress in meeting the target levels.

The guidelines are designed to further align management’s long-term interests with that of shareholders by encouraging executive officers to make a commitment to hold a minimum amount of our common stock. The Committee takes these guidelines into account when making decisions about equity awards to executive officers. Long-term incentive awards are designed to ensure that each executive officer has the ability to meet his or her target ownership levels.

Executive officers who fail to meet these guidelines by the specified date will be expected to hold all shares acquired through stock option exercises (or the net number of shares remaining after a cashless exercise) until they reach their target level. In addition, these executive officers will be expected to invest between 25% to 30% of the proceeds from their annual bonus payment until they reach their target level.

Stock Option Practices

We award stock options to our executive officers. A limited number of other employees in key roles may also receive options in connection with an employment offer.

Stock option grants and restricted stock awards to executive officers are made at regularly scheduled Committee meetings, which occur every two months. Our Senior Vice President of Human Resources, in consultation with the Chief Executive Officer and the Chief Financial Officer, provides the Committee with a recommendation concerning the recipients, the reason for the award and the number of options to be awarded. The Committee is also provided with information concerning stock utilization and the number of shares available under our stock plans. The grant date is generally the date of the meeting when the options are approved by the Committee. We communicate the fact of the award promptly to each executive officer and we issue a written award letter setting forth our obligations under the award.

Stock option grants to other employees in connection with hiring or promotion are granted on the first day of the month following the hire date or effective date of a promotion. The Committee delegates authority to the Chief Executive Officer to grant a limited number of equity awards for that purpose and the awards are reported to the Committee at the next regular meeting. We do not use written consents in connection with stock option awards.

We do not coordinate the issuance of stock options with the release or withholding of material non-public information. The date of our regular Committee meetings is established at least one-year in advance without regard to the expected release dates for earnings or other announcements.

Other stock awards are generally made as part of an annual or long-term incentive award program and approved by the Committee, with the grant date specified in advance as part of the proposed Committee resolutions.

Stock options are awarded at the fair market value of our stock on the grant date, as defined in the stock incentive plan; no “discounted” options are awarded. Until December 2006, fair market value was defined in our stock incentive plan as the average of the high and low prices of our stock on the grant date. Effective December 14, 2006, fair market value is now defined in the plan as the closing price on the grant date. This change was made to simplify disclosure for investors under the new proxy statement rules.

Prohibition on Repricing and Reloads

As a matter of policy, our stock incentive plans prohibit the surrender of a stock option in consideration for the grant of a new option with a lower exercise price or for another equity award. We are not allowed to make changes to the plan that would permit this practice without shareholder approval. In addition, the Committee cannot take any action which would reduce the exercise price of a stock option or stock appreciation right, whether by amendment, cancellation or otherwise, after such award is granted.

Executive Compensation Recovery Policy

It is our policy that we will, to the extent permitted by governing law, require reimbursement of a portion of any performance-based bonus paid to any executive officer after March 1, 2007 where

•

the payment was based on the achievement of certain financial results that were subsequently the subject of a substantial financial restatement, as determined by the non-management members of the Board;

•	in the view of the non-management members of the Board, the officer personally engaged in fraud or misconduct that caused or partially caused the need for substantial financial restatement; and

•	a lower payment would have been made to the officer based upon the restated financial results.

In each such instance we will, to the extent practicable, seek to recover the amount by which the individual officer’s annual bonus for the relevant period exceeded the lower payment that would have been made to the officer based upon the restated financial results, plus a reasonable rate of interest. We will not seek, however, to recover bonuses paid more than three years prior to the date the applicable restatement is disclosed.

Accounting and Tax Considerations

The Committee considers accounting and tax implications when making compensation decisions.

Under Section 162(m) of the Internal Revenue Code, non-performance based compensation paid to the named executive officers in excess of $1 million dollars is not tax-deductible. Certain other criteria apply for performance-based compensation to be deductible. Where possible, we try to preserve the tax deductibility of executive compensation. From time to time, we may award compensation that is not fully deductible when deemed necessary by the Committee, balancing tax efficiency with the objectives of our executive compensation philosophy.

In addition, our deduction for personal use of the corporate aircraft by the Chief Executive Officer is limited because we report this compensation as income to them using a standard industry fare level calculation, but we are required by the Internal Revenue Service to compute the cost of this perquisite to us on a higher non-deductible basis.

2008 EXECUTIVE COMPENSATION

ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below sets forth, for the fiscal years ended February 29, 2008 and February 28, 2007, the compensation earned by the following individuals:

•	our Chief Executive Officer;

•	each of the two individuals who served as our Chief Financial Officer during the 2008 fiscal year; and

•	the three other most highly compensated executive officers who were executive officers at the end of the 2008 fiscal year.

We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (4)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)

Philip J. Schoonover Chairman, President and Chief Executive Officer	2008	900,000	0	978,616	4,459,847	0	—	159,065	6,497,528
	2007	894,615	0	1,074,852	4,777,004	0	—	208,477	6,954,948

Bruce H. Besanko (1) Executive Vice President, Chief Financial Officer	2008	276,923	400,000	181,483	163,649	0	—	35,159	1,057,213

Reginald D. Hedgebeth Senior Vice President, General Counsel and Secretary	2008	379,115	0	316,498	447,486	0	—	28,291	1,171,390
	2007	337,115	0	307,130	440,326	0	—	24,559	1,109,129

Eric A. Jonas, Jr. Senior Vice President, Human Resources	2008	388,650	0	289,466	352,062	0	3,971	41,181	1,075,329
	2007	370,192	0	288,058	390,492	0	68,591	49,947	1,167,281

Peter C. Weedfald (2) Former Senior Vice President, Chief Marketing Officer	2008	355,654	0	464,457	279,645	0	—	20,797	1,120,553
	2007	193,077	0	58,303	95,875	0	—	11,977	451,862

Michael E. Foss (3) Former Executive Vice President, Chief Financial Officer	2008	117,212	0	0	0	0	—	7,614	124,826
	2007	570,192	0	0	0	0	713	56,355	627,260

(1)	Mr. Besanko’s employment with us commenced on July 30, 2007.
(2)	Mr. Weedfald’s employment with us commenced on July 27, 2006 and terminated on April 14, 2008.
(3)	Mr. Foss’s employment with us terminated on April 17, 2007. The amount included as Salary in our 2008 fiscal year includes amounts paid under a consulting services arrangement with him through April 30, 2007.
(4)	Each amount presented reflects the dollar amount recognized for financial statement reporting purposes for the respective fiscal year in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payments,” of awards pursuant to the Circuit City Stores, Inc. 2003 Stock Incentive Plan and thus may include an amount from awards granted in and prior to the respective fiscal year. See Note to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended February 29, 2008 and Note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended February 28, 2007 for a description of assumptions underlying valuation of equity awards. Unlike the amount reflected in the consolidated financial statements, the amount presented does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive officer will perform the requisite service to vest in the award.
(5)	Messrs. Schoonover, Besanko and Hedgebeth are not, and Mr. Weedfald was not, eligible to participate in our frozen defined benefit plans. Mr. Jonas has a frozen vested pension benefit and is a sustained participant in our non-qualified benefit restoration plan. Mr. Foss had a frozen pension benefit based on two years of service that would have become vested if he had earned five years of service; he was not eligible to receive benefits under the non-qualified benefit restoration plan. The aggregate annual change in the actuarial present value of accumulated benefits under these plans for Mr. Jonas for our 2008 fiscal year is shown above and comprised of the following amounts:

•	Change in pension benefit value of $(9,953); and

•	Change in benefit restoration plan value of $13,924.

(6)	All Other Compensation for the named executive officers includes the following:

Name	Year	Company Match Under Defined Contribution Plans ($)	Income Attributable to Benefit Plans ($)	Relocation Payment ($) (a)	Matching Contributions by Circuit City Foundation ($)	Perquisites and Other Personal Benefits ($) (b)	Total ($)

Schoonover	2008 2007	36,000 35,785	872 1,051	— 50,000	10,000 5,000	112,192 116,641	159,065 208,477

Besanko	2008	—	263	25,000	2,500	7,396	35,159

Hedgebeth	2008 2007	9,564 2,092	346 297	— —	1,000 1,000	17,380 21,169	28,291 24,559

Jonas	2008 2007	14,527 24,048	4,115 4,059	— —	2,500 3,250	20,039 18,590	41,181 49,947

Weedfald	2008 2007	6,822 —	822 314	— —	— —	13,153 11,663	20,797 11,997

Foss	2008 2007	4,688 22,808	351 471	— —	— 2,000	2,574 31,077	7,614 56,355

(a)	In connection with his promotion to Chief Executive Officer in 2007, Mr. Schoonover was provided with a payment of $50,000 for relocation expenses that are not otherwise reimbursable by us. In connection with his hiring as Chief Financial Officer in 2008, Mr. Besanko was provided with a payment of $25,000 for relocation expenses that are not otherwise reimbursable by us.
(b)	The amount shown for Mr. Schoonover for 2008 includes $86,595 representing the incremental cost to us for personal use of the corporate aircraft and an aggregate of $10,296 for car allowance, financial planning reimbursement, value of merchandise acquired in the 2008 fiscal year through the officer evaluation program and gifts of merchandise. The amount shown for Mr. Besanko includes car allowance. The amounts shown for Mr. Hedgebeth and Mr. Jonas for 2008 include car allowance, financial planning reimbursement, value of merchandise acquired in the 2008 fiscal year through the officer evaluation program and gifts of merchandise. The amount shown for Mr. Weedfald includes car allowance and financial planning. The amount shown for Mr. Foss includes car allowance.

Employment Agreements

We have employment agreements with each of the named executive officers. Each agreement is for an initial period of one year, which is automatically renewed for additional periods of one year each unless either party terminates the agreement prior to the end of the initial term or any renewal period.

Each employment agreement provides for an initial base salary that will be reviewed annually for any changes by the Compensation & Personnel Committee. Each agreement also entitles the executive officer to participate in our annual bonus plan, with the award and amount to be determined under the plan by the Committee. The effective date of each agreement and the initial base salary and annual bonus percentage for each of the named executive officers, as set forth in his agreement, is as follows:

Name	Effective Date	Initial Base Salary	Initial Annual Bonus (as a percentage of base annual salary)
Schoonover	October 4, 2004	$600,000	80%
Besanko	July 30, 2007	500,000	80%
Hedgebeth	July 11, 2005	325,000	60%
Jonas	July 26, 2004	325,000	40%
Weedfald	July 27, 2006	325,000	60%

Mr. Foss had an employment agreement that terminated when he resigned effective as of April 17, 2007. Mr. Weedfald’s employment with us terminated on April 14, 2008.

In April 2007, the Compensation & Personnel Committee approved the base salaries for the named executive officers for the fiscal year ended February 29, 2008. For Mr. Schoonover, the Committee approved a 2.8% increase in base salary, from $900,000 to $925,000, as a result of the annual performance review, as described in the CD&A section above. Mr. Schoonover, however, declined to accept the salary increase in light of our performance for the fiscal year ended February 28, 2007.

We hired one of our named executive officers, Mr. Besanko, in July 2007. Using the criteria and analysis described in the CD&A section above for hiring executive officers, the Committee approved a base salary of $500,000 per year for Mr. Besanko.

For Mr. Hedgebeth, the Committee approved a 10.3% increase in base salary, from $340,000 to $375,000, as a result of the annual performance review and an adjustment based on competitive market data. The Committee approved an additional increase to Mr. Hedgebeth’s base salary to $435,000 in December 2007 in order to make an additional adjustment based on market data. For Mr. Jonas, the Committee approved a 4.5% increase in base salary, from $375,000 to $391,900, as a result of the annual performance review. For Mr. Weedfald, the Committee approved a 2.0% increase in base salary, from $350,000 to $357,000, as a result of the annual performance review.

The Committee took no action with respect to Mr. Foss, as he had already provided notice that he would resign from his position in early 2007.

Our annual bonus is a cash incentive award that is tied to attainment of company goals that, if achieved, would fund the payments under our annual bonus plan. Target levels and maximum payout under the 2003 Annual Performance Based Bonus Plan for the named executive officers for our 2008 fiscal year was as follows:

Name	Target bonus as percent of base salary	Maximum bonus as percent of base salary
Schoonover	100%	200%
Besanko	80%	160%
Hedgebeth	60%	120%
Jonas	60%	120%
Weedfald	60%	120%
Foss	—	—

As described in the CD&A section above, we did not achieve any of the earnings per share targets for the payment of an annual bonus. We also did not award any discretionary bonuses to the named executive officers. We paid Mr. Besanko a guaranteed bonus of $400,000 following the end of the 2008 fiscal year under the terms of his hiring in July 2007.

Each employment agreement also permits the executive officer to participate in our long-term incentive plan, retirement benefits and other employee benefit programs.

Each employment agreement addresses termination of the executive officer’s employment under various scenarios, including termination due to death or disability, termination for cause, involuntary termination by us without cause, termination by the executive officer with good reason and termination following a change in control. Information on these terms and the amounts that may be payable to the executive officer under each of these scenarios is provided in the “Potential Payments upon Termination or Change-in-Control” section below.

Each agreement contains provisions confirming the executive officer’s obligation not to compete with us for a period of one year after his employment ends, not to solicit our employees for a period of one year after his employment ends and to maintain confidentiality of our information.

Perquisites

In accordance with the rules of the Securities and Exchange Commission, we report the amount of each perquisite that exceeds the greater of $25,000 or 10% of the aggregate perquisites granted to each named executive officer during the most recent fiscal year.

In the 2008 fiscal year, the executive officers were eligible for a car allowance of $858 per month, reimbursement of financial planning expenses of up to $6,000 and participation in the officer evaluation program. Additional information on our perquisites is included in the CD&A section above.

We calculate the incremental cost of personal use of our aircraft by calculating fuel cost per mile and adding expenses such as crew expenses, ramp fees, landing fees and catering. We also include the incremental tax expense that is incurred because these executive officers are taxed for their personal use of the corporate aircraft based on a standard industry fare level formula rather than the full cost of operating the aircraft. We do not include in our calculation non-variable items such as maintenance, labor, parts, engine restoration, crew salaries, hangar, insurance, training and weather monitoring services.

Grants of Plan-Based Awards

The following table shows cash incentive awards under the 2003 Annual Performance-Based Bonus Plan and awards of restricted stock and non-qualified stock options under the 2003 Stock Incentive Plan during the fiscal year ended February 29, 2008.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Schoonover	—	—	450,000	900,000	1,800,000	—	—	—	—	—	—	—	—
	01/01/08	12/31/07	—	—	—	—	—	—	—	710,000	4.20	4.20	994,000

Besanko	—	—	200,000	400,000	800,000	—	—	—	—	—	—	—	—
	07/30/07	06/25/07	—	—	—	—	—	—	—	200,000	12.39	12.39	1,020,000
	07/30/07	06/25/07	—	—	—	—	—	—	100,000	—	—	—	1,239,000
	01/01/08	12/31/07	—	—	—	—	—	—	—	189,000	4.20	4.20	264,600

Hedgebeth	—	—	112,500	225,000	450,000	—	—	—	—	—	—	—	—
	01/01/08	12/31/07	—	—	—	—	—	—	—	79,000	4.20	4.20	110,600

Jonas	—	—	117,570	235,140	470,280	—	—	—	—	—	—	—	—
	01/01/08	12/31/07	—	—	—	—	—	—	—	79,000	4.20	4.20	110,600

Weedfald	—	—	107,100	214,200	428,400	—	—	—	—	—	—	—	—
	01/01/08	12/31/07	—	—	—	—	—	—	—	73,000	4.20	4.20	102,200

Foss	—	—	—	—	—	—	—	—	—	—	—	—	—

(1)	The amounts should in the table represent the amounts that the Company approved for the annual performance-based bonus in April 2007. Threshold levels shown in the table represent a 50% payout under the bonus plan, which is the minimum performance level under the plan. In August 2007, the Company recognized that it would not achieve the minimum performance level for the payment of the annual performance-based bonus for the year. As described in the CD&A section, the Company modified the annual performance-based bonus in order to provide for a potential payment based on its earnings per share results for the second half of the fiscal year ended February 29, 2008, instead of the full year. The Company approved a target payout of 75% of the original target bonus if it achieved the specified target performance level over that six-month period, based on our performance prospects for that period. The threshold and maximum payouts remained the same under the revised performance levels.

As described in the CD&A section, no amounts were awarded to the named executive officers under the plan for fiscal 2008 because the performance thresholds were not achieved.

In connection with his hiring in July 2007, we agreed to guarantee the payment of at least $400,000 (which is equal to 80% of his base salary) of the potential payout to Mr. Besanko.

(2)	We awarded Mr. Besanko shares of restricted stock in connection with his hiring. This stock will vest one-quarter on each of the second and third anniversaries of the grant date and one-half on the fourth anniversary of the grant date, subject to the market condition described below.

(3)	On July 30, 2007, we granted Mr. Besanko non-qualified stock options in connection with his hiring. The options will become exercisable in equal installments on each of the first four anniversaries of the grant date. On January 1, 2008, we granted each of Messrs. Schoonover, Besanko, Hedgebeth, Jonas and Weedfald non-qualified stock options. The options will become exercisable in equal installments on each of the first three anniversaries of the grant date. The options granted to Mr. Weedfald will not vest because his employment with us terminated on April 14, 2008.
(4)	For the July 30, 2007 grant, the exercise price was the closing price on the grant date. For the January 1, 2008 grants, the exercise price was the closing price on the day before the grant date, as the grant date was a holiday.
(5)	The grant date fair value of these stock and options awards reflects the full accounting expense, as of the grant date, that will be recognized by us over the course of multiple years and does not necessarily represent the value that will be realized by the executive officer upon vesting or exercise.

Cash Retention Awards

In December 2007, the Compensation & Personnel Committee approved and recommended, and our board of directors approved, a special retention award for our executive officers and other key employees on our leadership team, as described in the CD&A section above.

Each retention award was effective as of January 1, 2008 and vests over a three-year period from that date. The right to receive any amount that has vested is contingent on the officer’s continuous full-time employment with us through the respective vesting date. The officer will forfeit any unvested amounts upon his or her termination of employment, except for termination due to death or permanent disability. For terminations for those reasons, the next amount of the award to vest following such termination will vest effective as of the death or termination for disability, and any remaining unvested amounts will be forfeited.

The named executive officers who received the cash retention award were Messrs. Besanko, Hedgebeth, Jonas and Weedfald. The Committee offered the retention award to Mr. Schoonover, our Chairman, President and Chief Executive Officer, but he declined to participate in the retention plan. The following table sets forth the amounts and vesting dates for the retention award for each of our executive officers by position.

Position	Total Amount	Amount Vesting and Payable on January 1, 2009	Amount Vesting and Payable on January 1, 2010	Amount Vesting and Payable on January 1, 2011
Executive Vice President	$1,000,000	$500,000	$330,000	$170,000
Senior Vice President	$600,000	$300,000	$200,000	$100,000

Because Mr. Weedfald’s employment with us terminated on April 14, 2008, his cash retention award will not vest.

STOCK OPTIONS AND STOCK AWARDS

Outstanding Equity Awards

The following table shows outstanding equity awards held by the named executive officers as of February 29, 2008.

Name	Option Awards							Stock Awards
	No. of Securities Underlying Unexercised Options (#) Exercisable		No. of Securities Underlying Unexercised Options (#) Un-exercisable		Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Schoonover	350,000	(1)	—		—	15.63	10/04/14	—		—	—		—
	170,000	(2)	170,000	(2)	—	16.62	06/21/15	—		—	—		—
	—		1,000,000	(3)	—	23.845	03/01/16	—		—	—		—
	—		710,000	(4)	—	4.20	01/01/18	—		—	—		—
	—		—		—	—	—	—		—	210,000	(5)	$928,200

Besanko	—		200,000	(6)	—	12.39	07/30/17	—		—	—		—
	—		189,000	(4)	—	4.20	01/01/18	—		—	—		—
	—		—		—	—	—	100,000	(7)	$442,000	—		—

Hedgebeth	20,000	(8)	10,000	(8)	—	17.925	07/11/15	—		—	—		—
	70,000	(9)	70,000	(9)	—	17.925	07/11/15	—		—	—		—
	—		79,000	(4)	—	4.20	01/01/18	—		—	—		—
	—		—		—	—	—	—		—	70,000	(5)	$309,400

Jonas	5,750	(10)	—		—	5.61	04/15/11	—		—	—		—
	14,000	(11)	—		—	12.165	06/01/14	—		—	—		—
	30,000	(12)	—		—	12.84	08/17/14	—		—	—		—
	70,000	(2)	70,000	(2)	—	16.62	06/21/15	—		—	—		—
	—		79,000	(4)	—	4.20	01/01/18	—		—	—		—
	—		—		—	—	—	—		—	70,000	(5)	$309,400

Weedfald	20,300	(13)	40,600	(13)	—	27.25	10/23/16	—		—	—		—
	—		73,000	(4)	—	4.20	01/01/18	—		—	—		—
	—		—		—	—	—	44,200	(14)	$195,364	—		—

Foss	—		—		—	—	—	—		—	—		—

(1)	The options vested on October 4, 2007.
(2)	The options vest in four equal annual installments beginning on July 1, 2006.
(3)	The options vest in three equal annual installments beginning on March 1, 2009.
(4)	The options vest in three equal annual installments beginning on January 1, 2009. The options granted to Mr. Weedfald will not vest because his employment with us terminated on April 14, 2008.

(5)	One-half of the shares are subject to accelerated vesting. All shares will vest on July 1, 2009 if acceleration does not occur, subject to a stock price performance condition.
(6)	The options vest in four equal annual installments beginning on July 30, 2008.
(7)	The shares vest one-quarter on each of July 30, 2009 and July 30, 2010 and one-half on July 30, 2011, subject to a stock price performance condition.
(8)	The options vest in three equal annual installments beginning on July 11, 2006.
(9)	The options vest in four equal annual installments beginning on July 11, 2006.
(10)	The options vested on April 15, 2006.
(11)	The options vested on June 1, 2007.
(12)	The options vested on September 1, 2007.
(13)	The options were scheduled to vest in three equal annual installments beginning on October 23, 2007. Due to the termination of Mr. Weedfald’s employment with us on April 14, 2008, the first installment will expire on July 13, 2008, and the second and third installments will not vest.
(14)	Because Mr. Weedfald’s employment with us terminated on April 14, 2008, this award will not vest. 30,000 shares would have vested on February 19, 2009, and 7,100 shares would have vested on July 1, 2009. 7,100 shares were subject to accelerated vesting, but would have vested on July 1, 2009 if acceleration does not occur, subject to a stock price performance condition.

Option Exercises and Stock Vested

The following table shows amounts received upon exercise of stock options or the vesting of restricted stock awards during the fiscal year ended February 29, 2008.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Schoonover	—	—	12,500	105,625
Besanko	—	—	—	—
Hedgebeth	—	—	—	—
Jonas	—	—	—	—
Weedfald	—	—	—	—
Foss	—	—	—	—

(1)	Amounts listed in the table above as value realized on vesting of the shares of stock awards are calculated by multiplying the number of shares of stock by the market value of the shares on the vesting date. These amounts do not include amounts withheld or paid for taxes and fees.

POST-EMPLOYMENT COMPENSATION

Pension Benefits

We have maintained a defined benefit pension plan and a related non-qualified benefit restoration plan. These defined benefit plans were frozen in our 2005 fiscal year in connection with changes in our employee benefit plans that included providing additional company matching contributions under the defined contribution plans.

The following table provides the actuarial present value of each named executive officer’s total accumulated benefit under the pension plan and the benefit restoration plan as of February 29, 2008:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Philip J. Schoonover	—	—	—	—
Bruce H. Besanko	—	—	—	—
Reginald D. Hedgebeth	—	—	—	—
Eric A. Jonas, Jr.	Pension Plan	8	80,192	—
	Benefit Restoration Plan	10	152,506	—
Peter C. Weedfald	—	—	—	—
Michael E. Foss	—	—	—	—

Messrs. Schoonover, Besanko and Hedgebeth are not, and Mr. Weedfald was not, eligible to participate in either plan because the plans were frozen before they could have become eligible to participate. Mr. Jonas has frozen vested pension benefits. If he remains employed with us until retirement, he will be entitled to receive a supplemental benefit under the benefit restoration plan. Mr. Foss had a frozen pension benefit based on two years of benefit service prior to his departure in April 2007, which would have vested if he continued employment with us for one more year. Mr. Foss was not eligible to receive benefits under the benefit restoration plan. None of the named executive officers are currently eligible for early retirement.

The values in the table above were calculated in accordance with generally accepted accounting principles using the same assumptions used for financial statement valuation purposes. The values were calculated based upon our normal retirement age of 65 and were based upon the named executive officer’s average compensation for the five highest consecutive of the last 10 calendar years of employment. For additional information about the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit, please refer to footnote              to the financial statements in our Annual Report on Form 10-K for the year ended February 29, 2008.

For purposes of both plans, compensation of participants includes base pay, bonuses, overtime and commissions and excludes amounts realized under any employee stock purchase plan or stock incentive plan. Compensation for those individuals listed in the Summary Compensation Table for benefit determination purposes is therefore substantially the same as the amounts listed in the salary, bonus and non-equity incentive plan awards columns.

Pension Plan

The pension plan covers employees who, as of February 28, 2005, had reached age 21 and completed one year of service. The pension plan was frozen as of February 28, 2005, except for employees who, as of that date, were:

•	within three years of their early retirement date;

•	had reached their early or normal retirement date; or

•	were permanently disabled before March 1, 2005.

The pension plan was frozen for the preceding grandfathered group as of February 29, 2008. Consequently, on and after February 29, 2008, no participant will accrue any further benefits under the pension plan.

Benefits under the pension plan are based on a designated percentage of the average of compensation for the five highest consecutive of the last 10 calendar years of employment, multiplied by years of credited service, and integrated with Social Security covered compensation. The formula for calculating the annual benefit at Normal Retirement is as follows: (i) 0.85 percent of the participant’s Highest Average Earnings, plus (ii) 0.65 percent of the excess of the participant’s Highest Average Earnings over the participant’s social security covered compensation, multiplied by (iii) the participant’s years of benefit service earned through February 28, 2005 (not to exceed 35 years) except for grandfathered participants who continued to earn benefit service through February 29, 2008.

Benefit service accrued up to February 28, 1989, however, was subject to the terms of a prior retirement plan, with a different accrued benefit formula.

Benefit Restoration Plan

The Internal Revenue Code imposes certain limits related to pension plan benefits. The benefit restoration plan was designed to compensate executive officers for any resulting reduction in their pension plan benefit due to the IRS limits up to the pension plan’s maximum benefit limit. The benefit restoration plan uses the same formula as the pension plan without restrictions on compensation minus the amount of the participant’s benefit payable under the pension plan. The total combined retirement benefit will be equal to the amount resulting from the formula described above without applying any of the IRS limitations.

For the pension plan year that coincided with our 2008 fiscal year, the Internal Revenue Code limit on the annual retirement benefits that may be paid from the pension plan was $185,000, and the limit on the amount of compensation on which accruals may be based under the pension plan was $225,000. Any annual pension benefit accrued over $185,000 would have been payable under the benefit restoration plan. The maximum annual benefit payable under the benefit restoration plan was $277,500 for the 2008 fiscal year.

The benefit restoration plan was frozen as of February 28, 2005, except for a sustained group of participants who, as of that date, were within 10 years of attaining their early retirement date or normal retirement date. None of the named executive officers is currently eligible for early retirement. The benefit restoration plan was frozen for the preceding grandfathered group as of February 29, 2008. Consequently, on and after February 29, 2008, no participant will accrue any further benefits under the benefit restoration plan.

As of February 29, 2008, there were eight active senior executive officers participating in the benefit restoration plan and 21 participants who were retired, terminated or disabled at the time that the plan was frozen and are receiving or are entitled to receive benefits. All other senior executive officers are ineligible to participate in the benefit restoration plan. The accumulated benefit obligation under the benefit restoration plan at February 29, 2008 was $13.7 million. The plan is unfunded. The Board of Directors has the authority to award past service credits and accelerated service benefits.

Non-qualified Deferred Compensation

The following table provides specific information for each named executive officer for the Supplemental 401(k) Plan as of February 29, 2008:

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year End ($)
Schoonover	74,500	29,115	(18,414)	—	184,931
Besanko	—	—	—	—	—
Hedgebeth	—	—	—	—	—
Jonas	7,427	5,975	(5,442)	—	99,188
Weedfald	5,174	5,174	(957)	—	9,390
Foss	23,442	4,688	22,389	(361,201)	—

(1)	100% of these amounts are included in the amounts reported in the salary column of the Summary Compensation Table for the named executive officers.
(2)	None of these amounts are included in the amounts reported in the salary column of the Summary Compensation Table for the named executive officers in the current or prior years.

We sponsor a Supplemental 401(k) Plan for U.S.-based employees that, like the benefit restoration plan, is designed to provide benefits for executive officers affected by Internal Revenue Code limits on qualified retirement plans. The Supplemental 401(k) Plan is an unfunded, non-qualified deferred compensation plan, under which these executive officers may defer up to 40 percent of their compensation and are eligible to receive a matching contribution of up to four percent of their compensation, minus the amount contributed as a matching contribution under the tax-qualified 401(k) Plan. Matching contributions are made following the same formula used for safe harbor matching contributions under our tax-qualified 401(k) Plan.

All cash compensation earned after one of the IRS limitations is met under the qualified 401(k) plan is eligible for deferral under the Supplemental 401(k) Plan. Participants are fully vested in their accounts and may direct the investment of their accounts in investment funds substantially equal to those offered under our tax-qualified 401(k) Plan. The investments are hypothetical, with the amounts earned on the accounts corresponding to the relevant rates of return associated with the selected investment funds.

No in-service withdrawals are permitted except in the case of an unforeseeable emergency. A participant may withdraw up to 50 percent of his or her account balance attributable to deferral contributions in the case of an unforeseeable emergency. An unforeseeable emergency is a severe financial hardship resulting from illness or accident of the participant, his or her spouse or a dependent, loss of the participant’s property due to casualty, or other such event beyond the control of the participant. Withdrawals made as a result of an unforeseeable emergency will be made in a cash lump sum payment.

Benefits are paid in a single lump sum in cash on termination of employment, death or disability. Benefits paid to key employees as a result of termination of employment will be delayed six months as may be required by law.

Upon a change in control, we would be required to fund a rabbi trust with the amount necessary to pay all benefits under the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

General

We have employment agreements with each of the named executive officers. As noted above, Mr. Foss’s employment with us ended effective April 17, 2007, and Mr. Weedfald’s employment with us ended effective April 14, 2008.

These employment agreements address the following termination scenarios:

•	termination due to death or disability;

•	termination for cause;

•	involuntary termination by us without cause;

•	termination by the executive officer with good reason; and

•	termination following a change in control.

The Compensation & Personnel Committee reviews our total compensation obligations to each of our named executive officers under each of the above termination scenarios. In addition, the Committee reviewed with its independent consultant a quantitative analysis of the potential costs related to existing change-in-control severance arrangements. The Committee has determined that the potential compensation payable in these circumstances is consistent with its compensation philosophy and external practices.

If an executive officer dies while performing responsibilities under the employment agreement, we will be obligated to pay benefits to his survivors as determined by our retirement, insurance and employee benefit programs. In addition, the employment agreement provides that all stock grants would become immediately vested and exercisable by the executive officer’s survivors or estate.

If an executive officer becomes unable to perform normal duties because of any physical or mental illness or injury, we consider him to be disabled for purposes of the employment agreement if (i) the condition has persisted for 180 days in a 12 month period, (ii) a physician has certified that he is unlikely to be able to return to normal duties, or (iii) the disability insurer covering him has determined that he is totally disabled. We would have the right to terminate the executive officer’s employment for disability and would be obligated to pay him accrued salary and any unpaid earned bonus. In addition, all stock grants, other than performance-based restricted stock, would become immediately vested and exercisable by the executive officer or his personal representatives. The executive officer may also have other vested rights and benefits under our compensation programs such as disability insurance or retirement benefits that would provide for payments in this scenario.

We can terminate an executive officer for “cause” if he materially breaches the terms of the employment agreement and does not cure the breach within ten days notice. Cause also generally includes gross negligence, misconduct, refusal to abide by policies and procedures, conviction of a felony or crime of moral turpitude, illegal conduct, dishonesty, fraud, or failure to disclose a conflict of interest. If we terminate an executive officer for cause under the employment agreement, then we only owe him his salary through the termination date.

If we decide to end an executive officer’s employment for any reason other than death, disability or cause, then we are obligated to pay certain benefits in connection with an “involuntary termination by us without cause.” This scenario would include our decision not to renew the executive officer’s employment agreement at the end of a term or renewal period. In the event of involuntary termination without cause, the employment agreement specifies generally that we would pay the executive officer an amount ranging from one to two times his base salary and target bonus, provide health and welfare benefit plan participation for one to two years, provide up to $50,000 in outplacement services, accelerate vesting of stock options and restricted stock (other than performance-based) that would have vested during the current term of the agreement and, if applicable, provide age and service credit under the pension, medical and other benefit plans. The specific time periods and provisions applicable to each of the named executive officers under this scenario are set forth below.

If we reduce or limit an executive officer’s salary, annual bonus, long-term incentive plan participation, benefits or other compensation arrangement without his consent and in a manner that is not consistent with other similarly situated executive officers, the executive officer may give us notice that he is terminating the employment agreement for “good reason.” We would have an opportunity to cure the event or circumstance, but if we did not, we would owe the executive officer the same benefits as if we had terminated his employment without cause.

The employment agreements also provide that a change in control occurs if (i) an individual, entity or group acquires more than 35% of our common stock, (ii) a majority of the incumbent members of our board of directors is replaced, or (iii) there is a merger, consolidation or sale of substantially all of our assets. If a change in control occurs and an executive officer’s employment is terminated within a specified time period following the change in control, then the executive officer would be due certain benefits upon termination. Benefits would also be due if the executive officer voluntarily terminates for any reason in the 13th month following a change in control.

These provisions are quantified, and the specific terms and conditions applicable to each of the named executive officers are listed, below.

Finally, an executive officer may voluntarily resign under the employment agreement by giving us 45 days notice. We can ask the executive officer not to work during that notice period, but we are obligated to pay his salary and all vested benefits through the end of the notice period.

In addition to the employment agreement provisions concerning accelerated vesting of stock, the Compensation & Personnel Committee has provided for accelerated vesting upon a change in control under certain awards of stock options and restricted stock (including performance-based restricted stock) under our 1994 and 2003 Stock Incentive Plans. The Committee also has discretion under the 1994 and 2003 plans to accelerate the time at which any or all restrictions with respect to restricted stock or restricted stock units shall lapse or remove any and all such restrictions.

The following tables and the notes following each quantify the expected payments to the named executive officers in each post-employment scenario, except Mr. Foss, whose actual post-employment compensation is described separately.

In addition to the amounts shown in the tables below, the named executive officers would be eligible under all scenarios to receive all accrued and vested benefits valued as of February 29, 2008 as follows:

•	All currently-exercisable stock options, none of which had any exercisable in-the-money value as of February 29, 2008.

•	The vested qualified 401(k) plan account balance, as follows: Mr. Schoonover, $59,985; Mr. Besanko, $6,147; Mr. Hedgebeth, $26,358; Mr. Jonas, $122,754; and Mr. Weedfald, $9,464.

•	The vested Supplemental 401(k) plan account balance as reported in the Nonqualified Deferred Compensation Plan Table.

•	The Retirement Plan single life annuity, payable at age 55 in all scenarios except death: Mr. Jonas, $9,787.

Termination Due to Death

Upon termination due to death, the named executive officers are eligible for the following payments and benefits as of February 29, 2008:

Name	Cash Severance ($)	Pro Rata Bonus for Termination Year ($)	Acceleration of Long-term Incentives ($) (1)	Present Value of Retirement Benefits ($)	Benefit Continuation ($)	280G Excise Tax Gross-ups ($)	Total ($) (2)
Schoonover	—	—	1,654,800	—	—	—	1,654,800
Besanko	—	—	1,162,760	—	—	—	1,162,760
Hedgebeth	—	—	719,160	—	—	—	719,160
Jonas	—	—	719,160	—	—	—	719,160
Weedfald	—	—	584,088	—	—	—	584,088

(1)	Upon termination due to death, each of the named executive officers’ estate or beneficiaries would receive immediate vesting of all outstanding stock awards. Amount also includes payment of an accelerated portion of the cash retention award as follows: Mr. Schoonover, $0; Mr. Besanko, $500,000; Mr. Hedgebeth, $300,000; Mr. Jonas, $300,000; and Mr. Weedfald, $300,000.
(2)	In addition to the above amounts, upon termination due to death, the named executive officers would be eligible to receive a basic life insurance benefit under the Circuit City Stores, Inc. Associate Life Insurance Plan as follows: Mr. Schoonover, $500,000; Mr. Besanko, $500,000; Mr. Hedgebeth, $375,000; Mr. Jonas, $392,000; and Mr. Weedfald, $357,000. Above these levels, additional supplemental life insurance is optional, and the premiums for any elected supplemental life insurance are entirely employee-paid.

Termination Due to Disability

Upon termination due to disability, the named executive officers are eligible for the following payments and benefits as of February 29, 2008:

Name	Cash Severance ($)	Pro Rata Bonus for Termination Year ($)	Acceleration of Long-term Incentives ($) (1)	Present Value of Retirement Benefits ($)	Benefit Continuation ($)	280G Excise Tax Gross-ups ($)	Total ($) (2)
Schoonover	—	—	1,654,800	—	—	—	1,654,800
Besanko	—	—	1,162,760	—	—	—	1,162,760
Hedgebeth	—	—	719,160	—	—	—	719,160
Jonas	—	—	719,160	—	—	—	719,160
Weedfald	—	—	584,088	—	—	—	584,088

(1)	Upon termination due to disability, each of the named executive officers would receive immediate vesting of all outstanding stock awards. Amount also includes payment of an accelerated portion of the cash retention award as follows: Mr. Schoonover, $0; Mr. Besanko, $500,000; Mr. Hedgebeth, $300,000; Mr. Jonas, $300,000; and Mr. Weedfald, $300,000.
(2)	In addition to the amounts shown above, each of the named executive officers would be eligible upon disability to receive a monthly long-term disability benefit of $14,167 under the Circuit City Stores, Inc. Associate Long-Term Disability Plan.

Involuntary Termination by Us without Cause and Termination by the Executive Officer with Good Reason

Upon involuntary termination by us without cause or termination by the executive officer with good reason (as described earlier), the named executive officers are eligible for the following payments and benefits as of February 29, 2008:

Name	Cash Severance ($) (1)	Pro Rata Bonus for Termination Year ($)	Acceleration of Long-term Incentives ($) (2)	Present Value of Retirement Benefits ($)	Benefit Continuation ($) (3)	280G Excise Tax Gross-ups ($)	Total ($)
Schoonover	1,800,000	—	—	—	73,768	—	1,873,768
Besanko	900,000	—	—	—	24,384	—	924,384
Hedgebeth	696,000	—	—	—	61,143	—	757,143
Jonas	627,040	—	—	—	58,949	—	685,989
Weedfald	571,200	—	—	—	58,851	—	630,051

(1)	Cash severance equal to the sum of current base salary and target annual bonus.
(2)	Immediate vesting of all outstanding stock awards, with the exception of outstanding awards with performance-based vesting criteria that would have become vested between the date of termination and expiration of the current renewal period as specified in the employment agreements as follows: Mr. Schoonover – October 3, 2008; Mr. Hedgebeth – July 10, 2008.
(3)	Includes the value of continued participation in all health and welfare benefit plans for one year following termination (two years in the case of Mr. Schoonover) and outplacement fees not to exceed $50,000.

Termination by Us without Cause following a Change in Control / Termination by Executive for Good Reason Following a Change in Control

Upon termination by us without cause following a change in control or termination by the executive officer for good reason following a change in control, the named executive officers are eligible for the following payments and benefits as of February 29, 2008:

Name	Cash Severance ($) (1)	Pro Rata Bonus for Termination Year ($)	Acceleration of Long-term Incentives ($) (2)	Present Value of Retirement Benefits ($)	Benefit Continuation ($) (3)	280G Excise Tax Gross-ups ($) (4)	Total ($)
Schoonover	3,600,000	—	1,654,800	—	202,360	1,638,561	7,095,721
Besanko	1,800,000	—	1,662,760	—	84,860	1,420,114	4,967,734
Hedgebeth	696,000	—	1,019,160	—	140,878	959,599	3,511,637
Jonas	627,040	—	1,019,160	—	136,490	870,846	3,280,576
Weedfald	571,200	—	884,088	—	116,294	867,960	3,010,742

(1)	Cash severance payable in a lump sum equal to the sum of current base salary and target annual bonus multiplied by two.
(2)	Immediate vesting of all outstanding stock awards, assuming the Compensation & Personnel Committee exercises its authority to accelerate vesting of all outstanding awards upon a change in control. Amount also includes payment of an accelerated portion of the cash retention award as follows: Mr. Schoonover, $0; Mr. Besanko, $1,000,000; Mr. Hedgebeth, $600,000; Mr. Jonas, $600,000; and Mr. Weedfald, $600,000.
(3)	Includes the value of continued participation in all health and welfare benefit plans for two years following termination, a lump sum payment equal to two times the cost of perquisites currently provided to each executive officer and outplacement fees not to exceed $50,000.
(4)	Includes reimbursement for the excise tax imposed by Section 4999 of the Internal Revenue Code, plus all taxes imposed on the reimbursement payment. However, in the case of each of Messrs. Besanko, Hedgebeth and Weedfald, the value of change in control severance benefits is capped at 2.99x base salary and most recent bonus paid (or if no bonus has been paid, his target annual bonus). This limit applies to the cash severance payments, outplacement fees, health and welfare benefits continuation and payments based on the cost of perquisites. The value of accelerated stock options and restricted shares is not subject to this limit. Excise tax reimbursements will continue to apply and may cause total benefits to exceed the 2.99 limit.

Termination by the Executive Officer without Good Reason or Termination by Us for Cause

Upon a termination by the executive officer without good reason or upon termination by us for cause (as defined in our employment agreements), the named executive officers do not receive cash severance or any other payments or benefits contingent on the termination.

Upon termination by the executive officer without good reason or upon termination by us for cause, the named executive officers are only eligible for accrued / unpaid compensation and/or benefits through the date of termination, including:

•	unpaid base salary for service through the date of termination; and

•	all other benefits to which the executive officer has a vested right as of the termination date, including exercisable stock options.

Post-employment compensation paid to Michael E. Foss

Michael E. Foss, our former Chief Financial Officer, resigned from the company effective as of April 17, 2007. In accordance with the terms of his employment agreement, he received his regular base salary through that date, but did not receive severance or benefits following that date. He did receive compensation for his consulting services following April 17 in connection with his continued service as our principal financial officer through April 30, 2007.

We accelerated vesting of the following nonqualified stock options

•	options to acquire 7,500 shares of common stock with an exercise price of $6.81 granted on June 16, 2003, which were scheduled to vest June 16, 2007;

•	options to acquire 50,000 shares of common stock with an exercise price of $16.62 granted on June 21, 2005, which were schedule to vest July 1, 2007; and

•	options to acquire 8,333 shares of common stock with an exercise price of $12.84 granted on August 17, 2004, which were scheduled to vest September 1, 2007.

All of these options were exercisable as of July 1, 2007, and Mr. Foss could have exercise these options, along with any previously vested non-qualified stock options held by him as of April 17, 2007, until December 31, 2007. Mr. Foss did not exercise any of these options. The Board of Directors also waived payment for merchandise held by Mr. Foss and valued at $5,148 under our officer evaluation program.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Circuit City common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of February 29, 2008.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders (1)	10,412,942	(2)	$13.38	(3)	2,341,878	(4)(5)

Equity Compensation Plans Not Approved by Security Holders	—		—		—

Total	10,412,942		$13.38		2,341,878

(1)	Includes the following equity compensation plans that have been approved by shareholders: the Amended and Restated 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan (the “ESPP”), the 2000 Non-Employee Directors Stock Incentive Plan (the “2000 Directors Plan”), the Circuit City Stores, Inc. 2003 Stock Incentive Plan, the Circuit City Stores, Inc. 1994 Stock Incentive Plan (the “1994 Plan”) and the InterTAN, Inc. 1996 Stock Option Plan (the “1996 InterTAN Plan”). The 1994 Plan has been terminated and no additional awards may be made under it. The 1996 InterTAN Plan was approved by shareholders of InterTAN and assumed by Circuit City in connection with Circuit City’s acquisition of InterTAN in May 2004.
(2)	Includes shares of common stock that may be issued to settle deferred compensation obligations and restricted stock units that have been awarded pursuant to the 2000 Directors Plan and the 2003 Stock Incentive Plan.
(3)	Excludes restricted stock units and shares of common stock that may be issued to settle deferred compensation obligations.
(4)	Includes restricted stock, restricted stock units, options and stock appreciation rights that may be awarded under the 2000 Directors Plan, the 2003 Stock Incentive Plan and the 1996 InterTAN Plan.
(5)	Includes 999,772 shares remaining available for issuance under the ESPP. Under the ESPP, certain officers of the Company may, by written consent, increase the maximum number of shares of the Company’s common stock that may be purchased under the ESPP as they deem necessary to accommodate cumulative purchases of common stock for any calendar year. However, the officers may not increase the number of shares reserved for issuance under the ESPP by more than one percent of the number of shares of common stock outstanding as of December 31 of the previous calendar year. Without further shareholder authorization, the number of shares added to the ESPP under this mechanism plus the 2,474,454 shares that were available for purchase as of March 1, 2004 will not exceed 20,000,000, subject to adjustment for stock dividends, stock splits and other recapitalizations as contemplated under the plan.

PROPOSAL TWO

APPROVAL OF THE CIRCUIT CITY STORES, INC.

2008 ANNUAL PERFORMANCE-BASED INCENTIVE PLAN

General

The Company’s Board of Directors has adopted and recommends that the shareholders approve the Circuit City Stores, Inc. 2008 Annual Performance-Based Incentive Plan.

The Incentive Plan is being presented for shareholder approval in order to preserve the Company’s federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, for performance awards made under the Incentive Plan. Section 162(m) generally does not allow a public company to obtain tax deductions related to compensation greater than $1 million paid in any year to any of its four most highly paid executive officers. This deduction limit does not apply to performance-based compensation satisfying the requirements of Section 162(m). The requirements of Section 162(m) include shareholder approval of the material terms of the performance goals under which the compensation is paid. Consequently, if the material terms of the performance goals under the Incentive Plan are not approved by the Company’s shareholders at the Annual Meeting, cash performance awards paid to our executive officers may not be deductible to the extent that, in combination with other compensation that is subject to Section 162(m), they exceed the $1 million limitation.

The Incentive Plan replaces the Circuit City Stores, Inc. 2003 Annual Performance-Based Bonus Plan and is intended to operate substantially in the same manner as the previous plan. The Incentive Plan will apply to each of the Company’s fiscal years while the Plan is in effect, beginning with the fiscal year ending on February 28, 2009. The Plan Year for the Incentive Plan will correspond to the Company’s fiscal year.

The material terms of the performance goals and other principal features of the Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached as Appendix C to this proxy statement.

Purpose

The purpose of the Incentive Plan is to provide an annual performance-based cash incentive for the executive officers of the Company who are in a position to contribute materially to the success of the Company and its subsidiaries. The Company makes payments under the Incentive Plan only when certain performance objectives are satisfied. As a result, the Incentive Plan is intended to provide an incentive for superior work, to motivate covered executive officers toward even higher achievement, to align their goals and interests with those of our shareholders, and to enable us to attract and retain a highly qualified management team.

Administration

The Compensation & Personnel Committee of the Board of Directors will administer the Incentive Plan. Each of the members of the Committee is intended to be an “outside director” within the meaning of Section 162(m).

Material Terms of the Performance Goals

The material terms that are subject to shareholder approval are (i) the employees eligible to receive the performance awards, (ii) the performance criteria on which performance goals may be based, and (iii) the maximum performance award that could be paid to a participant.

Eligibility

All executive officers of the Company are eligible to participate in the Incentive Plan. The Committee will select which executive officers will participate each Plan Year and the terms and conditions of annual awards to participants. As of April     , 2008, there were 14 employees eligible to participate in the Incentive Plan during the 2009 fiscal year.

Performance Criteria

For each Plan Year, the Committee will select the performance criteria applicable to that Plan Year. The permissible performance criteria under the Incentive Plan are any one or more of the following:

•	Pre-tax earnings

•	Earnings per share

•	Return on invested capital (ROIC)

•	Free cash flow

•	Value added (ROIC less cost of capital multiplied by capital)

•	Total shareholder return

•	Economic value added (net operating profit after tax less cost of capital)

•	Operating ratio

•	Cost reduction (or limits on cost increases)

•	Debt to capitalization

•	Debt to equity

•	Earnings

•	Earnings before taxes (EBT)

•	Earnings before interest and taxes (EBIT)

•	Earnings before interest, taxes, depreciation and amortization (EBITDA)

•	EBT as a percent of revenue

•	EBIT as a percent of revenue

•	EBITDA as a percent of revenue

•	Earnings per share before extraordinary items

•	Income from operations

•	Income from operations compared to capital spending

•	Net income

•	Net sales

•	Comparable store sales changes

•	Price per share of Company Stock

•	Return on assets

•	Return on capital employed

•	Return on equity

•	Return on investment

•	Return on sales

•	Sales volume

•	Operating profit margin

•	Customer service

•	Employee engagement

The Committee may adjust the measurement of performance criteria against goals to take into account the impact of charges for restructurings, discontinued operations, extraordinary items, material unbudgeted events, and other unusual or non-recurring items, and the cumulative effects of accounting changes, to the extent such adjustments do not conflict with the pre-established performance goal requirements of Section 162(m). The Committee may select performance criteria on a Company-wide basis or with respect to one or more business units, divisions or subsidiaries. Any or all performance criteria may be selected for a plan year.

Maximum Award

The maximum performance award payable under the Incentive Plan to an eligible employee in any Plan Year is the lesser of 200 percent of the employee’s base salary for the year or $3 million.

Operation of the 2008 Bonus Plan

The Committee will determine the appropriate weight to be given to the performance criteria selected for a Plan Year. For each such performance criteria, the Committee will establish one or more objective performance goals for us and/or our subsidiaries and for individuals at the beginning of the Plan Year. During that Plan Year, the Committee may increase, but not decrease, a performance goal.

For attainment of each level of a performance goal, the Committee will establish a payout percentage that is applied to each participant’s target bonus for that Plan Year. A participant’s target bonus represents the bonus payable to that participant if there is a 100 percent payout percentage for each performance criteria. That is, if we achieve the predefined performance goals, a participant will be awarded his target bonus. The payout percentage may be between zero percent and 200 percent of the target bonus.

The performance criteria, performance goals, target bonuses and payout percentages may vary among participants for a Plan Year and from year to year. After the end of a Plan Year, the Committee will certify in writing the level of performance goal that was attained for the prior Plan Year. A participant’s performance award will be obtained by multiplying the payout percentage for the attained performance goal by the participant’s target bonus, subject to the maximum performance award described above.

The Committee may reduce some or all of the amount of any award otherwise payable to a participant upon achievement of the performance goal. The exercise of such negative discretion with respect to a participant, however, may not have the effect of increasing the amount of an award otherwise payable to another participant. In making any such determination to reduce an award, the Committee is authorized to take into account any factor or factors that it deems appropriate, including, but not limited to, Company, business unit and individual performance.

Performance awards are payable in cash after the Committee certifies the achievement of the performance goal(s). The payments will be made as soon as practicable following determination of the award, unless the Committee allows a participant to defer the payment of bonus amounts.

New Plan Benefits

The following table shows, to the extent determinable, the benefits or amounts that will be received by or allocated to the listed individuals and groups for the 2009 fiscal year under the Incentive Plan, if it is approved by the shareholders.

Name and Position	Dollar Value (1)
Philip J. Schoonover Chairman, President and Chief Executive Officer	$

Bruce H. Besanko Executive Vice President, Chief Financial Officer	$

Reginald D. Hedgebeth Senior Vice President, General Counsel and Secretary	$

Eric A. Jonas, Jr. Senior Vice President, Human Resources	$

Peter C. Weedfald (2) Senior Vice President, Chief Marketing Officer		N/A

Executive Group	$

Non-Executive Director Group		N/A

Non-Executive Officer Employee Group		N/A

(1)	The dollar values are estimates based on the target awards and current salaries to the individuals and groups identified for the 2009 fiscal year. The actual awards are subject to performance conditions and are not determinable at this time.
(2)	Mr. Weedfald’s employment with the Company ended on April 14, 2008.

Termination or Amendment

The Board of Directors may terminate or amend the Incentive Plan. Any amendment to the Incentive Plan that changes the material terms of the performance goals under the Plan, including the performance criteria or maximum potential benefits for participants, must be approved by the shareholders of the Company. No amendment or termination may impair the rights of a participant with respect to awards granted prior to the amendment or termination without the consent of the participant, except that the Board may unilaterally amend the Incentive Plan to ensure compliance with applicable law, including Section 162(m) of the Internal Revenue Code.

Vote Required and Board Recommendation

In order to be adopted, the approval of the Incentive Plan must be approved by the affirmative vote of a majority of the votes cast. Under applicable New York Stock Exchange listing standards, the total votes cast on the proposal must also represent more than 50% of all shares of common stock entitled to vote on the proposal. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal. Abstentions will have the same effect as votes cast against the proposal under applicable NYSE listing standards. Shares held in street name that are not voted on this proposal are not considered votes cast.

The Board of Directors recommends that the shareholders vote FOR Proposal Two.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, an independent registered public accounting firm, served as the Company’s independent registered public accounting firm during the fiscal year ended February 29, 2008, and has been selected by the Audit Committee to serve as the Company’s independent registered public accounting firm for the current fiscal year. Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board, as a matter of good corporate governance, is requesting that shareholders ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year. If shareholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its appointment.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

The following table presents fees billed to the Company by KPMG LLP for the fiscal years ended February 29, 2008, and February 28, 2007:

	2008	2007
Audit Fees	$2,306,000	$2,008,264
Audit-Related Fees	$132,847	$48,000
Tax Fees	$215,530	$77,896
All Other Fees	$0	$0

Audit Fees include fees billed for the audit of the annual consolidated financial statements and of the Company’s internal control over financial reporting, quarterly reviews of unaudited financial statements, and consents and other services related to registration statements filed with the Securities and Exchange Commission.

Audit-Related Fees for 2008 and 2007 include fees billed for audits of employee benefit plans and audits of the statutory financial statements of a foreign subsidiary.

Tax Fees include fees billed for tax compliance, tax advice and tax planning.

The Audit Committee has adopted pre-approval guidelines for services performed by the Company’s independent registered public accounting firm. The guidelines require advance approval of all audit and non-audit services performed by KPMG LLP for the Company. Non-audit services involving fees payable to KPMG LLP of $25,000 or less may be approved in advance by the Chair of the Audit Committee, who then reports the approval at the next scheduled Audit Committee meeting. All services performed by KPMG during the 2008 and 2007 fiscal years were approved in accordance with the Committee’s pre-approval guidelines.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter adopted by the Board of Directors. The Committee’s primary purpose is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States).

During the 2008 fiscal year, the Committee met with management, the internal auditors and the independent registered public accounting firm. Regularly throughout the year, the Committee had separate private sessions with the independent registered public accounting firm and the internal auditors to discuss, among other things, financial management; accounting and internal control issues; assessment of the Company’s risks; audit plans; and the overall quality of the Company’s financial reporting.

In performing its oversight role, the Audit Committee has reviewed and discussed the following with management and/or the independent registered public accounting firm:

•	Quarterly and year-end results

•	The quality and acceptability of the audited financial statements

•	Management’s discussion and analysis and the Company’s disclosure controls and procedures and internal control over financial reporting

•	The Company’s compliance with Section 404 of the Sarbanes-Oxley Act relative to testing of internal control over financial reporting

•	The matters required to be discussed with the independent registered public accounting firm under Statement on Auditing Standards No. 61, Communication with Audit Committees

The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Company has also considered whether the provision of specific non-audit services by the independent registered public accounting firm is compatible with maintaining its independence.

Based on the review and discussions described in this report, and subject to the limitations on its role and responsibilities described in this report and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports and the Company’s internal control over financial reporting, and of the independent registered public accounting firm who, in its reports, expresses opinions on the conformity of the Company’s annual consolidated financial statements with U.S. generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

Audit Committee

Ronald M. Brill, Chair

Carolyn H. Byrd

J. Patrick Spainhour

Ronald L. Turner

Carolyn Y. Woo

Date: April     , 2008

OTHER BUSINESS

The Company has received a notice from Wattles Capital that Wattles Capital intends to submit two business proposals for consideration at the Annual Meeting. One proposal seeks to remove without cause each member of the Board of Directors (other than any directors that Wattles Capital nominates and shareholders elect at the Annual Meeting).

The other proposal seeks to repeal any amendments to the Company’s bylaws, or any new bylaws, adopted by the Board of Directors between August 21, 2007 and up through and including the date of the Annual Meeting, and also to provide that the Board of Directors may not reinstate or amend any amended bylaw or new bylaw that is repealed by shareholders pursuant to this proposal. The Company, however, has not made any amendments to the bylaws or adopted any new bylaws during that period. If no such amendments or new bylaws are adopted by the time of the Annual Meeting, the Company intends to rule the proposal out of order at the Annual Meeting as it would have no effect, even if passed.

The Board of Directors believes that these proposals are not in the best interests of the Company and its shareholders and accordingly urges you to vote AGAINST these proposals. If these proposals are properly presented at the Annual Meeting, the persons named in the proxy will have the discretion to vote on these matters for you and will exercise their discretion to vote AGAINST these proposals.

Except as otherwise set forth in this proxy statement, the Company does not know of any other business that will be presented to shareholders at the meeting. If any other business properly comes before the meeting, your proxy may be voted by the persons named in it in such manner as they deem proper.

PROPOSALS BY SHAREHOLDERS FOR PRESENTATION

AT THE 2009 ANNUAL MEETING

All proposals submitted by shareholders for presentation at the 2009 Annual Meeting must comply with the Securities and Exchange Commission’s rules regarding shareholder proposals. In addition, Section 1.3 of the Company’s Bylaws provides that, in addition to other applicable requirements, for business to be properly brought before an Annual Meeting by a shareholder, the shareholder must give timely written notice to the Secretary or an Assistant Secretary at the principal office of the Company. The notice must be received (1) on or after February 1 and before March 1 of the year in which the meeting will be held, if clause (2) is not applicable, or (2) not less than 90 days before the date of the meeting if the date for that meeting prescribed in the Bylaws has been changed by more than 30 days. The shareholder’s notice must include

•	the name and address of the shareholder, as they appear on the Company’s stock transfer books;

•	the number of shares of stock of the Company beneficially owned by the shareholder;

•	a representation that the shareholder is a record holder at the time the notice is given and intends to appear in person or by proxy at the meeting to present the business specified in the notice;

•	a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business; and

•	any interest that the shareholder may have in such business.

The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the shareholder has not provided timely written notice as required by the Bylaws.

A proposal that any shareholder desires to have included in the proxy statement for the 2009 Annual Meeting of shareholders must be received by the Company no later than January     , 2009.

*        *        *        CAUTION        *         *        *

CIRCUIT CITY HAS RECEIVED NOTICES FROM WATTLES CAPITAL MANAGEMENT, LLC SEEKING TO NOMINATE FIVE INDIVIDUALS FOR ELECTION TO THE COMPANY’S BOARD OF DIRECTORS AT THE ANNUAL MEETING AND TO PROPOSE CERTAIN ACTIONS WITH RESPECT TO THE REMOVAL OF THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS. THE BOARD DOES NOT BELIEVE THAT THESE ACTIONS ARE IN THE COMPANY’S BEST INTEREST AND STRONGLY URGES YOU NOT TO SIGN ANY PROXY CARDS SENT TO YOU BY WATTLES CAPITAL MANAGEMENT, LLC OR ANY OTHER PARTY. IF YOU HAVE PREVIOUSLY SIGNED A WATTLES PROXY CARD, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Reginald D. Hedgebeth
Senior Vice President, General Counsel and Secretary

May     , 2008

Appendix A

INFORMATION ON PARTICIPANTS

IN THE PROXY SOLICITATION

Under SEC rules, Circuit City Stores, Inc. (“Circuit City”) and its directors, director nominees and certain of its officers and employees may be deemed “participants” in a solicitation of proxies in connection with Circuit City’s upcoming 2008 Annual Meeting of Stockholders. Each of the directors of Circuit City and each of the officers and employees of Circuit City who are “participants” in the solicitation is listed below (the “Participants”), together with the number of shares of Circuit City’s common stock directly or indirectly beneficially owned by each of them as of April 17, 2008. None of the Participants own any such shares of record but not beneficially.

Directors, Officers and Certain Employees

Name	Present Principal Occupation	Principal Business Address	Shares of Common Stock Owned

DIRECTORS AND DIRECTOR NOMINEES:

Philip J. Schoonover	Chairman, President and Chief Executive Officer Circuit City Stores, Inc.	9950 Mayland Drive Richmond, Virginia 23233	755,000

Ronald M. Brill	Retired Executive Vice President and Chief Administrative Officer The Home Depot, Inc.	9950 Mayland Drive Richmond, Virginia 23233	42,727

Carolyn H. Byrd	Chairman and Chief Executive Officer GlobalTech Financial, LLC	2839 Paces Ferry Road Suite 810 Atlanta, Georgia 30339	41,392

Ursula O. Fairbairn	President and Chief Executive Officer Fairbairn Group LLC	1120 Avenue of the Americas Suite 4020 New York, New York 10036	23,694

Barbara S. Feigin	Consultant	777 3rd Avenue 25th Floor New York, New York 10017	50,909

James F. Hardymon	Retired Chairman and Chief Executive Officer Textron, Inc.	9950 Mayland Drive Richmond, Virginia 23233	51,790

Alan Kane	Dean, School of Business and Technology Fashion Institute of Technology	Seventh Avenue at 27th Street New York, New York 10001	43,724

Allen B. King	Chairman Universal Corporation	1501 North Hamilton Street Richmond, Virginia 23230	32,117

Mikael Salovaara	Private Investor	9950 Mayland Drive Richmond, Virginia 23233	89,827

Name	Present Principal Occupation	Principal Business Address	Shares of Common Stock Owned

J. Patrick Spainhour	Chief Executive Officer The ServiceMaster Company	860 Ridge Lake Boulevard Memphis, Tennessee 38120	20,510

Ronald L. Turner	Retired Chairman, President and Chief Executive Officer Ceridian Corporation	9950 Mayland Drive Richmond, Virginia 23233	11,046

Carolyn Y. Woo	Dean, Mendoza College of Business University of Notre Dame	204 Mendoza College of Business Notre Dame, Indiana 46556	42,349

EXECUTIVE OFFICERS, OFFICERS AND EMPLOYEES WHO ARE NOT DIRECTORS OR DIRECTOR NOMINEES:

Bruce H. Besanko	Executive Vice President and Chief Financial Officer	9950 Mayland Drive Richmond, Virginia 23233	100,000

John T. Harlow	Executive Vice President and Chief Operating Officer	9950 Mayland Drive Richmond, Virginia 23233	60,000

Jeffrey S. Stone	Executive Vice President – New Business Development	9950 Mayland Drive Richmond, Virginia 23233	60,000

Brian S. Bradley	Senior Vice President – Multi-Channel	9950 Mayland Drive Richmond, Virginia 23233	55,275

Kelly E. Breitenbecher	Senior Vice President – Supply Chain and Space Planning	9950 Mayland Drive Richmond, Virginia 23233	46,000

Philip J. Dunn	Senior Vice President, Treasurer and Chief Accounting Officer	9950 Mayland Drive Richmond, Virginia 23233	463,591

Reginald D. Hedgebeth	Senior Vice President, General Counsel and Secretary	9950 Mayland Drive Richmond, Virginia 23233	160,000

Eric A. Jonas, Jr.	Senior Vice President – Human Resources	9950 Mayland Drive Richmond, Virginia 23233	200,030

John J. Kelly	Senior Vice President – Merchandising	9950 Mayland Drive Richmond, Virginia 23233	85,666

Irynne V. MacKay	Senior Vice President and General Merchandise Manager	9950 Mayland Drive Richmond, Virginia 23233	43,333

William E. McCorey, Jr.	Senior Vice President and Chief Information Officer	9950 Mayland Drive Richmond, Virginia 23233	73,816

Marc J. Sieger	Senior Vice President and General Manager – Services	9950 Mayland Drive Richmond, Virginia 23233	90,520

Marshall J. Whaling	Senior Vice President – Retail Operations	9950 Mayland Drive Richmond, Virginia 23233	58,750

Name	Present Principal Occupation	Principal Business Address	Shares of Common Stock Owned

William P. Cimino	Director of Corporate Communications	9950 Mayland Drive Richmond, Virginia 23233	12,981

Michael L. Foster	Director of Corporate Development	9950 Mayland Drive Richmond, Virginia 23233	15,672

John M. Oakey, III	Director and Assistant General Counsel – Securities	9950 Mayland Drive Richmond, Virginia 23233	500

Information Regarding Transactions in our Securities by Participants

The following table sets forth information regarding purchases and sales during the past two years of shares of Circuit City common stock by the Participants. Except as set forth below or as otherwise disclosed in this proxy statement, none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

	Shares of Common Stock Purchased or Sold (April 23, 2006 to April 22, 2008)
Name	Date	Number of Shares	Description
Philip J. Schoonover	10/04/06	4,025	(1)
	10/04/07	4,025	(1)
	01/01/08	710,000	(2)

Ronald M. Brill	06/15/06	1,549	(3)
	06/15/06	12.8795	(4)
	06/17/06	2,705	(3)
	06/17/06	41.2898	(4)
	06/21/06	1,604	(3)
	06/21/06	5.4915	(4)
	07/17/06	4.0111	(5)
	07/17/06	2.6507	(6)
	07/17/06	2.2944	(6)
	07/17/06	1.1136	(6)
	10/16/06	5.1784	(6)
	10/16/06	4.4824	(6)
	10/16/06	2.1756	(6)
	01/15/07	7.3527	(6)

	Shares of Common Stock Purchased or Sold (April 23, 2006 to April 22, 2008)
Name	Date	Number of Shares	Description
	01/15/07	6.3644	(6)
	01/15/07	3.0891	(6)
	04/16/07	7.8183	(6)
	04/16/07	6.7674	(6)
	04/16/07	3.2847	(6)
	06/15/07	1,550	(3)
	06/15/07	22.5453	(4)
	06/21/07	1,604	(3)
	06/21/07	15.4523	(4)
	06/26/07	6,481	(7)
	06/27/07	3,720	(3)
	06/27/07	23.0001	(4)
	07/16/07	17.6594	(6)
	07/16/07	4.4154	(6)
	10/15/07	29.5394	(6)
	10/15/07	7.3858	(6)
	01/15/08	72.5355	(6)
	01/15/08	18.1361	(6)
	04/15/08	53.8835	(6)
	04/15/08	13.4726	(6)

Carolyn H. Byrd	06/15/06	1,549	(3)
	06/15/06	1,549	(8)
	06/15/06	12.8795	(4)
	06/15/06	12.8795	(8)
	06/17/06	2,705	(3)
	06/17/06	2,705	(8)
	06/17/06	41.2655	(4)
	06/17/06	41.2655	(8)
	06/21/06	1,604	(3)
	06/21/06	1,604	(8)
	06/21/06	5.4915	(4)
	06/21/06	5.4915	(8)
	06/27/06	3,720	(7)
	07/17/06	122	(9)
	07/17/06	9.2431	(10)
	07/17/06	2.6507	(6)
	07/17/06	2.2943	(6)
	07/17/06	1.1136	(6)
	10/16/06	52	(9)
	10/16/06	18.0578	(10)
	10/16/06	5.1784	(6)
	10/16/06	4.4824	(6)
	10/16/06	2.1756	(6)
	01/15/07	185	(9)
	01/15/07	25.6397	(10)
	01/15/07	7.3527	(6)
	01/15/07	6.3644	(6)
	01/15/07	3.0891	(6)
	04/16/07	27.2632	(10)
	04/16/07	7.8183	(6)
	04/16/07	6.7674	(6)
	04/16/07	3.2847	(6)
	06/15/07	1,550	(3)
	06/15/07	1,550	(8)
	06/15/07	22.5453	(4)

	Shares of Common Stock Purchased or Sold (April 23, 2006 to April 22, 2008)
Name	Date	Number of Shares	Description
	06/15/07	22.5453	(8)
	06/21/07	1,604	(3)
	06/21/07	1,604	(8)
	06/21/07	15.4523	(4)
	06/21/07	15.4523	(8)
	06/26/07	6,481	(7)
	06/27/07	3,720	(3)
	06/27/07	3,720	(8)
	06/27/07	23.0001	(4)
	06/27/07	23.0001	(8)
	07/16/07	54.4613	(10)
	07/16/07	17.6594	(6)
	07/16/07	4.4154	(6)
	10/15/07	91.0988	(10)
	10/15/07	29.5394	(6)
	10/15/07	7.3858	(6)
	01/15/08	223.6981	(10)
	01/15/08	72.5355	(6)
	01/15/08	18.1361	(6)
	04/15/08	166.1756	(10)
	04/15/08	53.8835	(6)
	04/15/08	13.4726	(6)

Ursula O. Fairbairn	06/21/06	1,604	(3)
	06/21/06	1,604	(8)
	06/21/06	5.4915	(4)
	06/21/06	5.4915	(8)
	06/27/06	3,720	(7)
	07/17/06	723	(9)
	07/17/06	2.6507	(6)
	07/17/06	2.2943	(6)
	07/17/06	1.1468	(10)
	10/16/06	591	(9)
	10/16/06	5.1784	(6)
	10/16/06	4.4824	(6)
	10/16/06	2.2405	(10)
	01/15/07	949	(9)
	01/15/07	7.3527	(6)
	01/15/07	6.3644	(6)
	01/15/07	3.1812	(10)
	04/16/07	1,007	(9)
	04/16/07	7.8183	(6)
	04/16/07	6.7674	(6)
	04/16/07	3.3826	(10)
	06/21/07	1,604	(3)
	06/21/07	1,604	(8)
	06/21/07	15.4523	(4)
	06/21/07	15.4523	(8)
	06/26/07	6,481	(7)
	06/27/07	3,720	(3)
	06/27/07	3,720	(8)
	06/27/07	23.0001	(4)
	06/27/07	23.0001	(8)
	07/16/07	1,209	(9)
	07/16/07	19.0243	(10)
	07/16/07	17.6594	(6)

	Shares of Common Stock Purchased or Sold (April 23, 2006 to April 22, 2008)
Name	Date	Number of Shares	Description
	07/16/07	4.4154	(6)
	10/15/07	2,273	(9)
	10/15/07	31.8224	(10)
	10/15/07	29.5394	(6)
	10/15/07	7.3858	(6)
	01/15/08	78.1416	(10)
	01/15/08	72.5355	(6)
	01/15/08	18.1361	(6)
	04/15/08	58.0480	(10)
	04/15/08	53.8835	(6)
	04/15/08	13.4726	(6)

Barbara S. Feigin	06/15/06	1,549	(3)
	06/15/06	1,549	(8)
	06/15/06	12.8795	(4)
	06/15/06	12.8795	(8)
	06/17/06	2,705	(3)
	06/17/06	2,705	(8)
	06/17/06	41.2655	(4)
	06/17/06	41.2655	(8)
	06/21/06	1,604	(3)
	06/21/06	1,604	(8)
	06/21/06	5.4915	(4)
	06/21/06	5.4915	(8)
	06/27/06	3,720	(7)
	07/17/06	9.2431	(10)
	07/17/06	2.6507	(6)
	07/17/06	2.2943	(6)
	07/17/06	1.1136	(6)
	07/17/06	1.0481	(11)
	10/16/06	18.0578	(10)
	10/16/06	5.1784	(6)
	10/16/06	4.4824	(6)
	10/16/06	2.1756	(6)
	10/16/06	1.9958	(11)
	12/26/06	1,200	(12)
	12/26/06	1,200	(12)
	12/26/06	1,200	(12)
	01/15/07	25.6397	(10)
	01/15/07	7.3527	(6)
	01/15/07	6.3644	(6)
	01/15/07	3.0891	(6)
	01/15/07	2.8559	(11)
	04/16/07	27.2632	(10)
	04/16/07	7.8183	(6)
	04/16/07	6.7674	(6)
	04/16/07	3.2847	(6)
	04/16/07	3.1167	(11)
	06/15/07	1,550	(3)
	06/15/07	1,550	(8)
	06/15/07	22.5453	(4)
	06/15/07	22.5453	(8)
	06/21/07	1,604	(3)
	06/21/07	1,604	(8)
	06/21/07	15.4523	(4)
	06/21/07	15.4523	(8)

	Shares of Common Stock Purchased or Sold (April 23, 2006 to April 22, 2008)
Name	Date	Number of Shares	Description
	06/26/07	6,481	(7)
	06/27/07	3,720	(3)
	06/27/07	3,720	(8)
	06/27/07	23.0001	(4)
	06/27/07	23.0001	(8)
	07/16/07	54.4613	(10)
	07/16/07	17.6594	(6)
	07/16/07	4.4154	(6)
	07/16/07	3.9617	(11)
	10/15/07	91.0988	(10)
	10/15/07	29.5394	(6)
	10/15/07	7.3858	(6)
	10/15/07	6.4437	(11)
	01/15/08	223.6981	(10)
	01/15/08	72.5355	(6)
	01/15/08	18.1361	(6)
	01/15/08	14.6800	(11)
	04/15/08	166.1756	(10)
	04/15/08	53.8835	(6)
	04/15/08	13.4726	(6)
	04/15/08	11.9035	(11)

James F. Hardymon	06/15/06	1,549	(3)
	06/15/06	1,549	(8)
	06/15/06	12.8795	(4)
	06/15/06	12.8795	(8)
	06/17/06	2,705	(3)
	06/17/06	2,705	(8)
	06/17/06	41.2655	(4)
	06/17/06	41.2655	(8)
	06/21/06	1,604	(3)
	06/21/06	1,604	(8)
	06/21/06	5.4915	(4)
	06/21/06	5.4915	(8)
	06/27/06	3,720	(7)
	07/17/06	9.2431	(10)
	07/17/06	2.6507	(6)
	07/17/06	2.2943	(6)
	07/17/06	1.1136	(6)
	07/17/06	1.0481	(11)
	10/16/06	18.0578	(10)
	10/16/06	5.1784	(6)
	10/16/06	4.4824	(6)
	10/16/06	2.1756	(6)
	10/16/06	1.9958	(11)
	01/15/07	25.6397	(10)
	01/15/07	7.3527	(6)
	01/15/07	6.3644	(6)
	01/15/07	3.0891	(6)
	01/15/07	2.8559	(11)
	04/16/07	27.2632	(10)
	04/16/07	7.8183	(6)
	04/16/07	6.7674	(6)
	04/16/07	3.2847	(6)
	04/16/07	3.1167	(11)
	06/15/07	1,550	(3)

	Shares of Common Stock Purchased or Sold (April 23, 2006 to April 22, 2008)
Name	Date	Number of Shares	Description
	06/15/07	1,550	(8)
	06/15/07	22.5453	(4)
	06/15/07	22.5453	(8)
	06/21/07	1,604	(3)
	06/21/07	1,604	(8)
	06/21/07	15.4523	(4)
	06/21/07	15.4523	(8)
	06/26/07	6,481	(7)
	06/27/07	3,720	(3)
	06/27/07	3,720	(8)
	06/27/07	23.0001	(4)
	06/27/07	23.0001	(8)
	07/16/07	54.4613	(10)
	07/16/07	17.6594	(6)
	07/16/07	4.4154	(6)
	07/16/07	3.9617	(11)
	10/15/07	91.0988	(10)
	10/15/07	29.5394	(6)
	10/15/07	7.3858	(6)
	10/15/07	6.4437	(11)
	01/15/08	223.6981	(10)
	01/15/08	72.5355	(6)
	01/15/08	18.1361	(6)
	01/15/08	14.6800	(11)
	04/15/08	166.1756	(10)
	04/15/08	53.8835	(6)
	04/15/08	13.4726	(6)
	04/15/08	11.9035	(11)

Alan Kane	06/15/06	1,549	(3)
	06/15/06	1,549	(8)
	06/15/06	12.8795	(4)
	06/15/06	12.8795	(8)
	06/17/06	2,705	(3)
	06/17/06	2,705	(8)
	06/17/06	41.2655	(4)
	06/17/06	41.2655	(8)
	06/21/06	1,604	(3)
	06/21/06	1,604	(8)
	06/21/06	5.4915	(4)
	06/21/06	5.4915	(8)
	06/27/06	3,720	(7)
	07/17/06	672	(9)
	07/17/06	9.2431	(10)
	07/17/06	2.6507	(6)
	07/17/06	2.2943	(6)
	07/17/06	1.1136	(6)
	10/16/06	548	(9)
	10/16/06	18.0578	(10)
	10/16/06	5.1784	(6)
	10/16/06	4.4824	(6)
	10/16/06	2.1756	(6)
	01/15/07	888	(9)
	01/15/07	25.6397	(10)
	01/15/07	7.3527	(6)
	01/15/07	6.3644	(6)

	Shares of Common Stock Purchased or Sold (April 23, 2006 to April 22, 2008)
Name	Date	Number of Shares	Description
	01/15/07	3.0891	(6)
	04/16/07	27.2632	(10)
	04/16/07	7.8183	(6)
	04/16/07	6.7674	(6)
	04/16/07	3.2847	(6)
	06/15/07	1,550	(3)
	06/15/07	1,550	(8)
	06/15/07	22.5453	(4)
	06/15/07	22.5453	(8)
	06/21/07	1,604	(3)
	06/21/07	1,604	(8)
	06/21/07	15.4523	(4)
	06/21/07	15.4523	(8)
	06/26/07	6,481	(7)
	06/27/07	3,720	(3)
	06/27/07	3,720	(8)
	06/27/07	23.0001	(4)
	06/27/07	23.0001	(8)
	07/16/07	54.4613	(10)
	07/16/07	17.6594	(6)
	07/16/07	4.4154	(6)
	10/15/07	91.0988	(10)
	10/15/07	29.5394	(6)
	10/15/07	7.3858	(6)
	01/15/08	223.6981	(10)
	01/15/08	72.5355	(6)
	01/15/08	18.1361	(6)
	04/15/08	166.1756	(10)
	04/15/08	53.8835	(6)
	04/15/08	13.4726	(6)

Allen B. King	06/15/06	1,549	(3)
	06/15/06	1,549	(8)
	06/15/06	12.8795	(4)
	06/15/06	12.8795	(8)
	06/17/06	2,479	(3)
	06/17/06	2,479	(8)
	06/17/06	33.0245	(4)
	06/17/06	33.0245	(8)
	06/21/06	1,604	(3)
	06/21/06	1,604	(8)
	06/21/06	5.4915	(4)
	06/21/06	5.4915	(8)
	06/27/06	3,720	(7)
	07/17/06	8.7438	(10)
	07/17/06	2.6507	(6)
	07/17/06	2.2943	(6)
	07/17/06	1.1136	(6)
	10/16/06	17.0823	(10)
	10/16/06	5.1784	(6)
	10/16/06	4.4824	(6)
	10/16/06	2.1756	(6)
	01/15/07	24.2547	(10)
	01/15/07	7.3527	(6)
	01/15/07	6.3644	(6)
	01/15/07	3.0891	(6)

	Shares of Common Stock Purchased or Sold (April 23, 2006 to April 22, 2008)
Name	Date	Number of Shares	Description
	04/16/07	25.7904	(10)
	04/16/07	7.8183	(6)
	04/16/07	6.7674	(6)
	04/16/07	3.2847	(6)
	06/15/07	1,550	(3)
	06/15/07	1,550	(8)
	06/15/07	22.5453	(4)
	06/15/07	22.5453	(8)
	06/21/07	1,604	(3)
	06/21/07	1,604	(8)
	06/21/07	15.4523	(4)
	06/21/07	15.4523	(8)
	06/26/07	6,481	(7)
	06/27/07	3,720	(3)
	06/27/07	3,720	(8)
	06/27/07	23.0001	(4)
	06/27/07	23.0001	(8)
	07/16/07	52.5401	(10)
	07/16/07	17.6594	(6)
	07/16/07	4.4154	(6)
	10/15/07	87.8852	(10)
	10/15/07	29.5394	(6)
	10/15/07	7.3858	(6)
	01/15/08	215.8068	(10)
	01/15/08	72.5355	(6)
	01/15/08	18.1361	(6)
	04/15/08	160.3136	(10)
	04/15/08	53.8835	(6)
	04/15/08	13.4726	(6)

Mikael Salovaara	06/15/06	1,549	(3)
	06/15/06	1,549	(8)
	06/15/06	12.8795	(4)
	06/15/06	12.8795	(8)
	06/17/06	2,705	(3)
	06/17/06	2,705	(8)
	06/17/06	41.2655	(4)
	06/17/06	41.2655	(8)
	06/21/06	1,604	(3)
	06/21/06	1,604	(8)
	06/21/06	5.4915	(4)
	06/21/06	5.4915	(8)
	06/27/06	3,720	(7)
	07/17/06	9.2431	(10)
	07/17/06	2.6507	(6)
	07/17/06	2.2943	(6)
	07/17/06	1.1136	(6)
	10/16/06	18.0578	(10)
	10/16/06	5.1784	(6)
	10/16/06	4.4824	(6)
	10/16/06	2.1756	(6)
	01/15/07	25.6397	(10)
	01/15/07	7.3527	(6)
	01/15/07	6.3644	(6)
	01/15/07	3.0891	(6)
	04/16/07	27.2632	(10)

	Shares of Common Stock Purchased or Sold (April 23, 2006 to April 22, 2008)
Name	Date	Number of Shares	Description
	04/16/07	7.8183	(6)
	04/16/07	6.7674	(6)
	04/16/07	3.2847	(6)
	06/15/07	1,550	(3)
	06/15/07	1,550	(8)
	06/15/07	22.5453	(4)
	06/15/07	22.5453	(8)
	06/21/07	1,604	(3)
	06/21/07	1,604	(8)
	06/21/07	15.4523	(4)
	06/21/07	15.4523	(8)
	06/26/07	6,481	(7)
	06/27/07	3,720	(3)
	06/27/07	3,720	(8)
	06/27/07	23.0001	(4)
	06/27/07	23.0001	(8)
	07/16/07	54.4613	(10)
	07/16/07	17.6594	(6)
	07/16/07	4.4154	(6)
	10/15/07	91.0988	(10)
	10/15/07	29.5394	(6)
	10/15/07	7.3858	(6)
	01/15/08	223.6981	(10)
	01/15/08	72.5355	(6)
	01/15/08	18.1361	(6)
	04/15/08	166.1756	(10)
	04/15/08	53.8835	(6)
	04/15/08	13.4726	(6)

J. Patrick Spainhour	06/15/06	1,549	(3)
	06/15/06	1,549	(8)
	06/15/06	12.8795	(4)
	06/15/06	12.8795	(8)
	06/21/06	1,604	(3)
	06/21/06	1,604	(8)
	06/21/06	5.4915	(4)
	06/21/06	5.4915	(8)
	06/27/06	3,720	(7)
	07/17/06	3.3733	(10)
	07/17/06	2.6507	(6)
	07/17/06	2.2943	(6)
	07/17/06	1.1136	(6)
	10/16/06	6.5903	(10)
	10/16/06	5.1784	(6)
	10/16/06	4.4824	(6)
	10/16/06	2.1756	(6)
	01/15/07	9.3574	(10)
	01/15/07	7.3527	(6)
	01/15/07	6.3644	(6)
	01/15/07	3.0891	(6)
	04/16/07	9.9499	(10)
	04/16/07	7.8183	(6)
	04/16/07	6.7674	(6)
	04/16/07	3.2847	(6)
	06/15/07	1,550	(3)
	06/15/07	1,550	(8)

	Shares of Common Stock Purchased or Sold (April 23, 2006 to April 22, 2008)
Name	Date	Number of Shares	Description
	06/15/07	22.5453	(4)
	06/15/07	22.5453	(8)
	06/21/07	1,604	(3)
	06/21/07	1,604	(8)
	06/21/07	15.4523	(4)
	06/21/07	15.4523	(8)
	06/26/07	6,481	(7)
	06/27/07	3,720	(3)
	06/27/07	3,720	(8)
	06/27/07	23.0001	(4)
	06/27/07	23.0001	(8)
	07/16/07	31.8762	(10)
	07/16/07	17.6594	(6)
	07/16/07	4.4154	(6)
	10/15/07	53.3201	(10)
	10/15/07	29.5394	(6)
	10/15/07	7.3858	(6)
	01/15/08	130.9304	(10)
	01/15/08	72.5355	(6)
	01/15/08	18.1361	(6)
	04/15/08	97.2625	(10)
	04/15/08	53.8835	(6)
	04/15/08	13.4726	(6)

Ronald L. Turner	08/21/07	8,873	(7)
	10/15/07	1,960	(9)
	10/15/07	40.3318	(6)
	01/15/08	99.0370	(6)
	04/15/08	73.5704	(6)

Carolyn Y. Woo	06/15/06	1,549	(3)
	06/15/06	12.8795	(4)
	06/17/06	2,705	(3)
	06/17/06	41.2898	(4)
	06/21/06	1,604	(3)
	06/21/06	5.4915	(4)
	07/17/06	2.8882	(5)
	07/17/06	2.6507	(6)
	07/17/06	2.2944	(6)
	07/17/06	1.1136	(6)
	10/16/06	5.1784	(6)
	10/16/06	4.4824	(6)
	10/16/06	2.1756	(6)
	01/15/07	7.3527	(6)
	01/15/07	6.3644	(6)
	01/15/07	3.0891	(6)
	04/16/07	7.8183	(6)
	04/16/07	6.7674	(6)
	04/16/07	3.2847	(6)
	06/15/07	1,550	(3)
	06/15/07	22.5453	(4)
	06/21/07	1,604	(3)

	Shares of Common Stock Purchased or Sold (April 23, 2006 to April 22, 2008)
Name	Date	Number of Shares	Description
	06/21/07	15.4523	(4)
	06/26/07	6,481	(7)
	06/27/07	3,720	(3)
	06/27/07	23.0001	(4)
	07/16/07	17.6594	(6)
	07/16/07	4.4154	(6)
	10/15/07	29.5394	(6)
	10/15/07	7.3858	(6)
	01/15/08	72.5355	(6)
	01/15/08	18.1361	(6)
	04/15/08	53.8835	(6)
	04/15/08	13.4726	(6)

Bruce H. Besanko	07/30/07	200,000	(2)
	07/30/07	100,000	(13)
	01/01/08	189,000	(2)

Brian S. Bradley	06/26/06	10,000	(13)
	08/01/06	400	(13)
	01/01/08	79,000	(2)

Kelly E. Breitenbecher	06/26/06	10,000	(13)
	08/01/06	400	(13)
	01/01/08	73,000	(2)

Philip J. Dunn	01/01/08	73,000	(2)

John T. Harlow	01/21/08	200,000	(2)
	01/21/08	60,000	(13)

Reginald D. Hedgebeth	01/01/08	79,000	(2)

Eric A. Jonas, Jr.	07/17/06	0.5358	(14)
	04/17/07	525	(12)
	01/01/08	79,000	(2)

John J. Kelly	04/16/07	10,000	(13)
	08/01/07	5,000	(13)
	01/01/08	79,000	(2)

Irynne V. MacKay	12/13/06	15,000	(13)
	12/13/06	15,000	(13)
	12/13/06	10,000	(2)
	02/19/07	10,000	(13)
	01/01/08	73,000	(2)

William E. McCorey, Jr.	08/01/06	300	(13)
	10/23/06	6,750	(13)
	10/23/06	6,750	(13)
	01/01/08	79,000	(2)

Marc J. Sieger	08/16/07	3,220	(1)
	01/01/08	73,000	(2)

Jeffrey S. Stone	01/28/08	189,000	(2)
	01/28/08	60,000	(13)

	Shares of Common Stock Purchased or Sold (April 23, 2006 to April 22, 2008)
Name	Date	Number of Shares	Description
Marshall J. Whaling	05/08/06	40,500	(13)
	05/08/06	10,125	(13)
	05/08/06	10,125	(13)
	05/08/06	10,000	(2)
	02/19/07	15,000	(13)
	01/01/08	73,000	(2)

William P. Cimino	Various	659.3	(15)

Michael L. Foster	Various	289.3	(15)
	08/01/06	300	(13)
	04/01/07	750	(13)

John M. Oakey, III	11/01/07	500	(5)

(1)	Disposition to pay taxes on vesting of restricted stock
(2)	Award of stock options
(3)	Vesting of restricted stock units
(4)	Vesting of reinvested dividends paid on restricted stock units
(5)	Acquisition
(6)	Reinvested dividends with respect to restricted stock units that have not vested
(7)	Award of unvested restricted stock units
(8)	Deferral of payment of vested restricted stock units
(9)	Award of stock in lieu of directors’ fees
(10)	Reinvested dividends with respect to deferred payment of vested restricted stock units
(11)	Reinvested dividends with respect to deferred stock retainer grants
(12)	Disposition by gift
(13)	Award of restricted stock
(14)	Reinvestment of dividends
(15)	Purchases in employee stock purchase plan

Miscellaneous Information Concerning Participants

We have employment agreements with each of the Executive Vice Presidents and Senior Vice Presidents identified as a Participant in the table above. The terms of each such employment agreement is generally the same as the employment agreements with our named executive officers, as disclosed in the proxy statement.

Except as described in this Appendix A or otherwise disclosed in this proxy statement, to the best of our knowledge:

•	No Participant or any of their associates owns, directly or indirectly, any shares of common stock or other securities of Circuit City or any of its subsidiaries.

•

No Participant is, or has been within the past year, a party to any contract, arrangement or understanding with respect to any securities of Circuit City, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•

No Participant or any of their associates is a party to any transactions or series of similar transactions since the beginning of Circuit City’s last fiscal year, or any currently proposed transaction or series of similar transactions, (i) in which Circuit City or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $120,000, and (iii) in which any such person had or will have a direct or indirect material interest.

•

No Participant or any of their associates has entered into any agreement or understanding with any person respecting any future employment by Circuit City or its affiliates or any future transactions to which Circuit City or any of its affiliates will or may be a party.

•	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

•	No Participant has been convicted, during the past ten years in a criminal proceeding (excluding traffic violations or similar misdemeanors).

•

There are no material proceedings to which any Participant or any of their associates is a party adverse to Circuit City or any of its subsidiaries or has a material interest adverse to Circuit City or any of its subsidiaries.

•	There are no family relationships among the directors, director nominees and executive officers of Circuit City.

Appendix B

APPENDIX A: HAY RETAIL SURVEY PARTICIPANTS

Abercrombie & Fitch

Ace Hardware

Advance Auto Parts

Aeropostale

Ahold USA

    Stop & Shop Supermarket

Alex Lee

American Collectibles Network-

    Jewelry Division

American Eagle Outfitters

American Girl Place Stores

Andersons

Ann Taylor

AutoZone

Bally

Belk

Best Buy

Bon-Ton Stores

Carter’s

Chico’s

Children’s Place

Coach

Costco

CVS

Dick’s Sporting Goods

Dollar General

Dollar Tree Stores

Family Dollar Stores

Federated Department Stores

    Bloomingdale’s

    Bloomingdales.com

    Lord & Taylor

    Macy’s East

    Macy’s Florida

    Macy’s Home Store

    Macy’s Midwest

    Macy’s North

    Macy’s Northwest

    Macy’s South

    Macy’s West

    Macys.com

FedEx Kinko’s Office

    and Print Services

Gap

    Banana Republic

    Forth and Towne

    Gap Stores

    Gap Inc. Direct

    Gap Outlet

    Old Navy

Hallmark Cards - Retail

Harris Teeter

Helzberg Diamonds

Home Depot

J. C. Penney

J.Crew

Kohl’s

Lands’ End

Limited Brands

    Bath & Body Works

    Express

    Henri Bendel

    Limited Stores

    Victoria’s Secret Direct

    Victoria’s Secret Stores

Linens ’n Things

Liz Claiborne

Lowe’s

Meijer

Mervyns

Michaels Stores

Neiman Marcus Group

    Bergdorf Goodman

New York & Company

Nordstrom

Office Depot

OfficeMax

Pacific Sunwear of California

Pathmark Stores

Payless ShoeSource

PETsMART

Phillips-Van Heusen

Pier 1 Imports

Polo Ralph Lauren

RadioShack

Richemont North America

Saks

Save Mart Supermarkets

Sears Holdings Corporation

    Kmart

    Sears, Roebuck and Company

ShopKo Stores

Smart & Final

Stage

    Bealls

    Palais Royal

    Peebles

    Stage Stores

Staples

SuperValu

Target

TJX

Tommy Hilfiger

Too

Toys “R” Us

    Babies “R” Us

    Toys “R” Us Stores

United Supermarkets

Wal-Mart

    Sam’s Club

    Stores and Super Stores

Williams-Sonoma

    Outlet Stores

    Pottery Barn

    Pottery Barn Kids Store

    West Elm

    Williams-Sonoma Home

    Williams-Sonoma Stores

B-1

Appendix C

CIRCUIT CITY STORES, INC.

2008 ANNUAL PERFORMANCE-BASED INCENTIVE PLAN

1. Purpose. The purpose of the Circuit City Stores, Inc. 2008 Annual Performance-Based Incentive Plan (the “Plan”) is to provide an annual performance based incentive for executive officers who are in a position to contribute materially to the success of the Company and its Subsidiaries.

2. Definitions.

(a) “Award” means an award made pursuant to the Plan.

(b) “Award Document” means the document that sets forth the terms and conditions applicable to an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means, and shall be deemed to have occurred, upon the first to occur of any of the following events:

(i) The acquisition by any individual, entity, or group (a “Person”), including a “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding an Affiliate (as defined below) of the Company, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of thirty-five percent (35%) or more of either: (1) the then outstanding shares of common stock of Circuit City Stores, Inc. (the “Outstanding Common Stock”); or (2) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding an acquisition resulting from the exercise of an option, conversion right, or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2), and (3) of paragraph (iii) of this Subsection 2(d);

(ii) Individuals who, as of the Effective Date of the Plan under Section 12, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii) The consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate

Transaction”); excluding, however, a Corporate Transaction pursuant to which: (1) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation, which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; (2) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty-five percent (25%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) The consummation of a plan of complete liquidation, dissolution, or related sale of substantially all the assets of the Company.

For purposes of this Section 2(d), “Affiliate” means with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used in respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Code Section 162(m) Award” means an Award intended to satisfy the requirements of Code Section 162(m).

(g) “Committee” means the committee appointed by the Board as described under Section 5.

(h) “Company” means Circuit City Stores, Inc., a Virginia corporation.

(i) “Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

(j) “Executive Employee” means all executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired).

(k) “Parent” means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).

(l) “Participant” means an Executive Employee selected from time to time by the Committee to participate in the Plan.

(m) “Payout Percentage” means the percentage(s), as set forth in an award schedule, that will, when multiplied by a Participant’s Target Incentive, determine the amount of a Participant’s Award.

(n) “Performance Criteria” means the criterion or criteria selected by the Committee to measure performance for a Plan Year from among one or more of the following:

•	Pre-tax earnings;

•	Earnings per share;

•	Return on invested capital (ROIC);

•	Free cash flow;

•	Value added (ROIC less cost of capital multiplied by capital);

•	Total shareholder return;

•	Economic value added (net operating profit after tax less cost of capital);

•	Operating ratio;

•	Cost reduction (or limits on cost increases);

•	Debt to capitalization;

•	Debt to equity;

•	Earnings;

•	Earnings before taxes (EBT);

•	Earnings before interest and taxes (EBIT);

•	Earnings before interest, taxes, depreciation and amortization (EBITDA);

•	EBT as a percent of revenue;

•	EBIT as a percent of revenue;

•	EBITDA as a percent of revenue;

•	Earnings per share before extraordinary items;

•	Income from operations;

•	Income from operations compared to capital spending;

•	Net income;

•	Net sales;

•	Comparable store sales changes;

•	Price per share of Company Stock;

•	Return on assets;

•	Return on capital employed;

•	Return on equity;

•	Return on investment;

•	Return on sales;

•	Sales volume;

•	Operating profit margin;

•	Customer service; and

•	Employee engagement.

Measurement of Performance Criteria against goals may be adjusted by the Committee to take into account the impact of charges for restructurings, discontinued operations, extraordinary items, material unbudgeted events, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by Generally Accepted Accounting Principles and as identified in the financial statements or Management’s Discussion and Analysis in the Annual Report, to the extent such adjustments do not conflict with the preestablished performance goal requirements of Code Section 162(m) and regulations thereunder. Performance Criteria may be established on a Company-wide basis, with respect to one or more business units, divisions or subsidiaries; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

(o) “Performance Goal” means one or more levels of performance with respect to each Performance Criteria, as established by the Committee, that will result in the Payout Percentage that is established by the Committee for each such level of performance.

(p) “Plan Year” means the fiscal year of the Company.

(q) “Retirement” means, with respect to a Participant, the earliest date on which the Participant is eligible to retire under any qualified Code Section 401(a) plan of the Company, or, if there is no such plan, age 65.

(r) “Subsidiary” means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code Section 424(f).

(s) “Target Incentive” means the incentive payable to a Participant if there is a 100-percent Payout Percentage for each Performance Criteria.

3. Eligibility. All present and future Executive Employees shall be eligible to receive Awards under the Plan. The Committee shall have the power and complete discretion to select eligible Executive Employees to receive Awards and to determine for each Participant the terms and conditions and the amount of each Award.

4. Awards.

(a) Each Award shall be evidenced by an Award Document setting forth the Performance Goals for each Performance Criteria, the Target Incentive, the maximum incentive payable and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. Anything else in this Plan to the contrary notwithstanding, the aggregate maximum amount payable under the Plan to any Participant in any Plan Year shall be the lesser of 200 percent of the Participant’s annualized base salary for such Plan Year or $3,000,000. In the event of any conflict between an Award Document and the Plan, the terms of the Plan shall govern.

(b) The Committee shall establish the Performance Goals for the Company and/or its Subsidiaries each Plan Year within the timeframe required by Code Section 162(m). The Committee shall also determine the extent to which each Performance Criteria shall be weighted in determining Awards. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Award to Award and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

(c) The Committee shall establish for each Award the percentage of the Target Incentive for such Participant payable at specified levels of performance, based on the Performance Goal for each Performance Criteria and the weighting established for such criteria. The Award payable to any Participant may range from zero (0) to two hundred percent of the Participant’s Target Incentive, depending upon whether, or the extent to which, the Performance Goals have been achieved. All such determinations regarding the achievement of any Performance Goals will be made by the Committee; provided, however, that the Committee may not increase during a Plan Year the amount of the Award that would otherwise be payable upon achievement of the Performance Goal or Goals.

(d) The actual Award for a Participant will be calculated by multiplying the Participant’s Target Incentive by the Payout Percentage in accordance with the Award. All calculations of actual Awards shall be approved by the Committee. The Committee has discretion to reduce some or all of the amount of any Award otherwise payable to a Participant upon achievement of the Performance Goal or Goals; provided, however, that in the case of a Code Section 162(m) Award, the exercise of such negative discretion with respect to a Participant may not have the effect of increasing the amount of a Code Section 162(m) Award otherwise payable to another Participant. In making any such determination to reduce an award, the Committee is authorized to take into account any factor or factors it deems appropriate, including, but not limited to, Company, business unit and individual performance.

(e) Awards will be paid, in a lump sum cash payment, as soon as practicable after the close of the Plan Year for which they are earned; provided, however, that no Code Section 162(m) Awards shall be paid except to the extent that the Committee has certified in writing that the Performance Goals have been met. Notwithstanding the foregoing provisions of this Section 4(e), the Committee shall have the right to allow Participants to elect to defer the payment of Awards subject to such terms and conditions as the Committee may determine and subject to the applicable provisions of the Code including Code Sections 401(k) and 409A and regulations thereunder.

(f) Whenever payments under the Plan are to be made, the Company and/or the Subsidiary will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

(g) Nothing contained in the Plan will be deemed in any way to limit or restrict the Company, its Subsidiaries, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

5. Administration. The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than two members of the Board. Subject to paragraph (d) below, the Committee shall be the Compensation and Personnel Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a) The Committee shall have the power and complete discretion to determine (i) which Executive Employees shall receive an Award and the nature of the Award, (ii) the amount of each Award, (iii) the time or times when an Award shall be granted, (iv) whether a disability exists, (v) the terms and conditions applicable to Awards, and (vi) any additional requirements relating to Awards that the Committee deems appropriate.

(b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) All members of the Committee must be “outside directors” as described in Code Section 162(m).

(e) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

(f) With respect to any Code Section 162(m) Awards, it is the intent of the Company that this Plan and any Code Section 162(m) Awards hereunder satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Code Section 162(m). If any provision of this Plan or if any Code Section 162(m) Award would otherwise conflict with the intent expressed in this Section 4(f), that provision to the extent possible shall be interpreted to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees. Nothing herein shall be interpreted to preclude a Participant who is or may be a Covered Employee from receiving an Award that is not a Code Section 162(m) Award.

(g) The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Performance Criteria, Performance Goals, the weightings thereof, and Target Incentives.

6. Change of Control. In the event of a Change of Control of the Company, in addition to any action required or authorized by the terms of an Award Document, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants: (a) accelerate time periods for purposes of vesting in, or receiving any payment with regard to, any outstanding Award, or (b) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control. Any such action approved by the Committee shall be conclusive and binding on the Company and all Participants.

7. Nontransferability of Awards. An Award shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution.

8. Termination, Modification, Change. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that changes the Performance Criteria, or materially increases the maximum potential benefits for Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to cause Awards to meet the requirements of law including Code Sections 162(m) and 409A, and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him. No Awards shall be granted under the Plan after its termination.

9. Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Document will require the Company or its Subsidiaries, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company or its Subsidiaries maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Company and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

10. Liability of Company. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Document . Neither the Company nor a Subsidiary, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. Status as an eligible Executive Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Executive Employee or to eligible Executive Employees generally. Neither the grant of an Award, nor anything contained in this Plan or in any Award Document (or in any other documents related to this Plan or to any Award or Award Document) shall confer upon any Executive Employee or Participant any right to receive future Award grants, to continue in the employ or other service of the Company or a Subsidiary, or constitute a contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits.

11. Interpretation. If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof. The Plan, the Award Document and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof.

12. Effective Date of the Plan. The Plan shall be effective as of March 1, 2008 (the “Effective Date”) and shall be submitted to the shareholders of Circuit City Stores, Inc. for approval. No Code Section 162(m) Award shall be payable to a Covered Employee until the Plan has been approved by the Company’s shareholders. The Plan shall remain in effect for future years unless and until terminated by the Committee in accordance with Section 8; provided, however, that the payment of Code Section 162(m) Awards in future years will be subject to the requirement that the Plan be reapproved by the Company’s shareholders no later than the first shareholders meeting occurring in the fifth year following the year in which shareholders previously approved the Plan or such other shareholder approval requirement in effect under Code Section 162(m) or any successor provision thereto.

[PRELIMINARY FORM OF PROXY]

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE!

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED ▼

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

Circuit City Stores, Inc.

W H I T E

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 24, 2008.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated May     , 2008, hereby appoints Bruce H. Besanko, Reginald D. Hedgebeth and John M. Oakey, III, and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and vote the shares of Circuit City Stores, Inc. (the “Company”) common stock that the shareholder on the reverse side would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 24, 2008, at 10:00 a.m., Eastern Daylight Time, at                             , and any adjournments or postponements thereof, on the following proposals as directed. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof, including shareholder proposals to remove directors without cause and repeal any bylaw amendments or new bylaws adopted by the Board of Directors since August 21, 2007.

P R O X Y	If no direction is specified, the proxy will be voted “FOR” each director named in Item 1 and “FOR” Items 2 and 3. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Shareholders or any adjournment or postponement thereof.

YOUR VOTE IS VERY IMPORTANT – PLEASE VOTE TODAY.

(Continued and to be signed on the reverse side)

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Circuit City Stores, Inc.

Common Stock for the upcoming Annual Meeting of Shareholders.

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone—Call toll-free in the U.S. or Canada at 1-xxx-xxx-xxxx, on a touch-tone telephone. If outside the U.S. or Canada, call 1-xxx-xxx-xxxx. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.	Vote on the Internet—Access https://www.proxyvotenow.com/cc and follow the simple instructions. Please note, you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or on the Internet 24 hours a day 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail—If you do not wish to vote by telephone or on the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Circuit City Stores, Inc. c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED ▼

The Board of Directors Recommends a Vote FOR each director named in Item 1 and FOR Items 2 and 3.

1. Election of Directors 01 Carolyn H. Byrd 02 Alan Kane 03 J. Patrick Spainhour 04 Ronald L. Turner 05	FOR AGAINST ABSTAIN ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
(Note: In the event that the Election of Directors is contested, a vote “against” or “abstain” with respect to a director will be treated as a vote “withheld” for the director.)

2. Approval of the Company’s 2008 Annual Performance-Based Incentive Plan	☐ FOR ☐ AGAINST ☐ ABSTAIN

3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year	☐ FOR ☐ AGAINST ☐ ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof, including shareholder proposals to remove directors without cause and repeal any bylaw amendments or new bylaws adopted by the Board of Directors since August 21, 2007.

Date:

Signature

Signature (if jointly held)

Title(s)

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Partnerships should sign in partnership name by an authorized person.